PURCHASE AND SALE AGREEMENT

                                         by and among

                                  ALPHA AIRPORTS GROUP PLC,
                             a company organized under the laws
                                         of England,

                                   ALPHA US HOLDINGS, INC.,
                                   a Delaware corporation,

                               DYNCORP AVIATION SERVICES, INC.,
                                   a Delaware corporation,

                                             and

                                           DYNCORP,
                                   a Delaware corporation

                                        August 8, 1995

                                      TABLE OF CONTENTS
                                                                       Page

    SECTION 1. PURCHASE AND SALE OF SHARES                                2
        1.1   Purchase and Sale of Shares                                 2
        1.2   Purchase Price                                              2
        1.3   Purchase Price Determination                                2

    SECTION 2.  CLOSING; CLOSING DATE                                     5
        2.1   Closing; Closing Date                                       5
        2.2   Delivery of Stock                                           5

    SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER AND DYNCORP      6
        3.1   Organization                                                6
        3.2   Authorization                                               6
        3.3   No Conflicts                                                6
        3.4   No Brokers                                                  7
        3.5   Title to Stock                                              7

    SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER AND ALPHA         7
        4.1   Organization                                                7
        4.2   Authorization                                               7
        4.3   No Conflict                                                 8
        4.4   No Brokers                                                  8

    SECTION 5.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES   8
        5.1   Organization, Qualification, and Corporate Power            8
        5.2   No Conflict                                                 9
        5.3   Capitalization                                              9
        5.4   Subsidiaries; Parent                                       10
        5.5   Financial Statements; Projections                          11
        5.6   Interim Changes                                            11
        5.7   Absence of Undisclosed Liabilities                         14
        5.8   Litigation                                                 14
        5.9   Legal Compliance; Permits and Licenses                     15
        5.10  Contracts and Other Agreements                             16
        5.11  Compliance; Change of Control                              18
        5.12  No Brokers                                                 18
        5.13  Real Property                                              18
        5.14  Tax Matters                                                20
        5.15  Accounts and Notes Receivable                              22
        5.16  Inventory                                                  23
        5.17  Tangible Property                                          23
        5.18  Proprietary Rights                                         23
        5.19  Suppliers and Customers                                    24
        5.20  Employee Benefit Plans                                     25
        5.21  Labor Matters; Employees                                   26
        5.22  Insurance                                                  28
        5.23  Company Services                                           28
        5.24  Transactions with Affiliates                               29
        5.25  Environmental Matters                                      29
        5.26  Disclosure                                                 31

    SECTION 6.     CERTAIN COVENANTS AND AGREEMENTS                      31
        6.1   Best Efforts                                               31
        6.2   Conduct of Business                                        31
        6.3   Monthly Financial Statements                               34
        6.4   Transfer of Stock                                          34
        6.5   Notice of Developments                                     34
        6.6   Expenses                                                   35
        6.7   Actions With Respect to Sale of Parent and the Companies   35
        6.8   Further Assurances                                         35
        6.9   Access to Records                                          36
        6.10  DynAir Russia.                                             36
        6.11  Confidentiality                                            37
        6.12  Public Announcements                                       38
        6.13  Tax Covenants                                              38
        6.14  Other Agreements                                           44
        6.15  Seller Consents and Approvals                              46
        6.16  ALPHA Shareholder Approval                                 46
        6.17  Insurance Matters                                          47

    SECTION 7.  CONDITIONS TO THE OBLIGATION OF BUYER                    47
        7.1   Representations, Warranties and Covenants                  47
        7.2   Opinion of the Seller's Counsel                            48
        7.3   Consents (Regulatory)                                      48
        7.4   Corporate Services Letter Agreement                        48
        7.5   Material Adverse Change                                    48
        7.6   Proceedings                                                48
        7.7   Resignations                                               49
        7.8   ALPHA Shareholder Approval                                 49
        7.9   Underwriting Agreement                                     49
        7.10  Bank Agreement                                             49
        7.11  Actions of Seller                                          49
        7.12  Repayment of Indebtedness                                  49
        7.13  Release of Liens and Guarantees                            49
        7.14  Equipment Leases                                           50
        7.15  DynAir Russia                                              50
        7.16  Receivables Program                                        50
        7.17  Pre-Closing Reorganizations.                               50
        7.18  Escrow Agreement.                                          50
        7.19  Material Consents (Contracts and Permits)                  50
        7.20  DynCorp Class C Approval.                                  50
        7.21  Waiver                                                     50

    SECTION 8.  CONDITIONS TO OBLIGATIONS OF SELLER                      51
        8.1   Representations and Warranties                             51
        8.2   Opinion of the Buyer's Counsel                             51
        8.3   HSR                                                        51
        8.4   Waiver                                                     51

    SECTION 9.  INDEMNIFICATION                                          51
        9.1   Survival of Representations and Warranties                 51
        9.2   Obligations of Seller and DynCorp to Indemnify Buyer       52
        9.3   Obligation of ALPHA and Buyer to Indemnify Seller and
              DynCorp                                                    55
        9.4   Matters Involving Third Parties                            55
        9.5   Limitations on Indemnification                             57
        9.6   Other Indemnification Provisions                           58

    SECTION 10.    NON-COMPETITION; NON-SOLICITATION                     58
        10.1  Covenant Not to Compete                                    58
        10.2  DynAir Names                                               59
        10.3  Enforceability                                             60
        10.4  No Solicitation                                            60

    SECTION 11.    GUARANTEE OF ALPHA                                    61

    SECTION 12.    TERMINATION OF AGREEMENT                              61
        12.1  Termination                                                61
        12.2  Effect of Termination                                      63

    SECTION 13.  MISCELLANEOUS PROVISIONS                                64
        13.1  Certain Definitions                                        64
        13.2  Notices                                                    72
        13.3  Governing Law                                              73
        13.4  Amendments and Waivers                                     73
        13.5  Severability                                               74
        13.6  Incorporation of Exhibits and Schedules                    74
        13.7  No Third-Party Beneficiaries                               74
        13.8  Entire Agreement                                           74
        13.9  Specific Performance                                       74
        13.10  No Strict Construction                                    74
        13.11  Succession and Assignment                                 74
        13.12  Counterparts                                              75
        13.13  Headings                                                  75
        13.14  Time of the Essence; Computation of Time                  75

                         Index to Exhibits and Schedules

              Schedule 1.3              Reference Balance Sheet Accounting
                                        Policies and Basis of Preparation
              Schedule 5.3              Details of the Companies
              Schedule 5.4              Details of the Subsidiaries
              Schedule 5.5(a)           Financial Statements
              Schedule 5.5(b)           Projections
              Schedule 5.6              Interim Changes
              Schedule 5.7              Undisclosed Liabilities
              Schedule 5.8              Litigation
              Schedule 5.9(a)           Legal Compliance
              Schedule 5.9(b)           Permits and Licenses
              Schedule 5.10(a)          Contracts
              Schedule 5.10(b)          Exceptions to Contracts
              Schedule 5.11             Compliance; Change of Control
              Schedule 5.13(a)          Real Property: Owned or Leased
              Schedule 5.13(b)          Exceptions to Owned Property
              Schedule 5.13(c)          Exceptions to Leased Property
              Schedule 5.14             Tax Matters
              Schedule 5.15             Receivables
              Schedule 5.17             Tangible Property
              Schedule 5.18             Proprietary Rights
              Schedule 5.19             Suppliers and Customers
              Schedule 5.20             Employee Benefit Plans
              Schedule 5.21             Labor Matters
              Schedule 5.22             Insurance
              Schedule 5.23             Company Services
              Schedule 5.24             Transactions With Affiliates
              Schedule 5.25             Environmental Matters
              Schedule 6.4              Transfer of Stock
              Schedule 6.14(a)(i)       Equipment Leases
              Schedule 6.14(a)(ii)      Retained Operating Leases
              Schedule 6.14(b)          Indebtedness Not Repaid; Liens Not
                                        Released
              Schedule 7.19             Material Consents

              Exhibit A -       Escrow Agreement
              Exhibit B -       DynCorp Class C Approval
              Exhibit C -       Employees List
              Exhibit D -       Confidentiality Letter
              Exhibit E -       Corporate Services Letter Agreement
              Exhibit F -       Opinion of Counsel for DynCorp and Seller
              Exhibit G -       Opinion of Counsel for ALPHA and Buyer


                    PURCHASE AND SALE AGREEMENT

          PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of August 8, 1995, by and among ALPHA Airports Group Plc, a company organized under the laws of England ("ALPHA"), ALPHA US Holdings, Inc., a Delaware corporation ("Buyer") and an indirect wholly owned subsidiary of ALPHA, DynCorp, a Delaware corporation ("DynCorp"), and DynCorp Aviation Services, Inc., a Virginia corporation ("Seller") and a wholly owned subsidiary of DynCorp. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in Section 13.1.

           WHEREAS, Seller owns, directly or indirectly, all of the issued and outstanding capital stock of the Companies, each of which is engaged in, and which together comprise, the entirety of the commercial aviation-ground handling services businesses of Seller and its Subsidiaries (which principally includes line maintenance, cargo handling, baggage handling and locating, aircraft cleaning, passenger handling services, fueling, de-icing and all other services generally furnished or available at commercial airports provided to commercial customers) (also known as the "General Services Group" of DynCorp) (the "Business");

           WHEREAS, on July 28, 1995 Seller transferred to DynAv Services, Inc., a newly formed Delaware corporation ("Parent") and wholly owned subsidiary of Seller, all of the outstanding capital stock of certain of the Companies held directly by Seller such that following such transfer, Parent holds, directly or indirectly, all of the outstanding capital stock of all of the Companies (except as set forth on Schedule 5.3 hereto) as of the date hereof (the "Parent Contribution");

           WHEREAS, the outstanding capital stock of Parent as of
the   date  hereof  consists  of  100  shares  of  common   stock
authorized,  all  of  which  are  issued  outstanding  and   held
beneficially and of record, by the Seller.

           WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, the Business through the purchase and sale of all of the outstanding capital stock of Parent subject to the terms and conditions hereinafter set forth; and

          WHEREAS, ALPHA is agreeable to guaranteeing in favor of Seller the obligations of Buyer hereunder;

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this agreement agree as follows:

1               PURCHASE AND SALE OF SHARES.

          1.1 Purchase and Sale of Shares.  Subject to the terms
and conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, (or, at the option of
Buyer,   to   one  or  more  direct  or  indirect  wholly   owned
Subsidiaries of Buyer designated by Buyer (its "designee(s)"), and Buyer agrees to purchase (or cause its designee(s) to purchase) from Seller all of the outstanding capital stock of Parent as hereinabove recited (the "Stock") free and clear of any Lien, for the consideration specified below in this Section 1.

          1.2 Purchase Price.

          (a) Buyer agrees to pay to Seller an aggregate of $122,000,000, subject to adjustment in accordance with Section
1.3 below (as so adjusted, the "Purchase Price").

          (b) Concurrently with the execution of this Agreement, Buyer shall deposit with the Escrow Agent $5,000,000 by wire transfer to an interest-bearing escrow account pursuant to the terms of an escrow agreement dated as of the date hereof, a copy of which is attached hereto as Exhibit A (the "Escrow Agreement"). In the event the Closing does not occur, the Escrow Agent shall either refund the Deposit to Buyer or pay the Deposit to Seller in the circumstances and in the manner set forth in
Section 12 and pursuant to the terms of the Escrow Agreement.

          (c) At the Closing, Buyer shall pay or cause to be paid $117,000,000 of the Purchase Price by wire transfer to Seller; provided, that Buyer may by agreement with Seller, on behalf of Seller, remit a portion of such amount specified by Buyer directly to the obligees on the Equipment Leases in connection with the actions contemplated by Section 6.14(a) and the transferor of accounts receivable in connection with the actions contemplated by Section 6.14(d).

          1.3  Purchase Price Determination.

          (a)  Preparation of Closing Balance Sheet.

               (i) After the Closing Date, Buyer shall prepare a consolidated balance sheet of the Parent and the Companies as of the close of business on the Closing Date (the "Closing Balance
Sheet").

               (ii) Buyer shall instruct its auditors to conduct a review of the Closing Balance Sheet.

               (iii) On or prior to the 120th day following the Closing Date, Buyer shall deliver to Seller:

                    (A) the Closing Balance Sheet;
                    (B) a statement of the Tangible Net Worth on the basis of the Closing Balance Sheet; and
                    (C) a statement of the adjustments (if any) required to be made to the Purchase Price pursuant to the provisions of
Section 1.3(c) below.

               (iv) The Closing Balance Sheet shall (A) comprise a consolidated balance sheet of the Parent Group prepared in the same  format  as  the Reference Balance Sheet,  (B)  include  all
assets  and  liabilities  which have  been   transferred  to,  or
assumed by, respectively, the Parent Group in accordance with the terms hereof, (C) exclude all assets and liabilities to the extent that they have been retained or assumed by DynCorp, Seller or any of their respective Subsidiaries (other than any members of the Parent Group) and (D) shall be prepared in accordance with the accounting policies and basis of preparation specified in
Schedule 1.3 hereto.

               (v) Seller and DynCorp, on the one hand, and Buyer and ALPHA, on the other, shall afford to Buyer's and Seller's respective  auditors  reasonable access  during  normal  business hours to their respective personnel, premises, papers, books, accounts, records and returns in each case as may reasonably be
required   by   Buyer's  and  Seller's  respective  auditors   in
connection with the preparation and review of the Closing Balance
Sheet and the statements referred to in Sections 1.3(a)(iii) and 1.3(b)(i).

               (vi)  The out-of-pocket, third party costs and expenses
incurred  in  preparing  the  Closing  Balance  Sheet   and   the
statements referred to in Section 1.3(a)(iii) above shall be borne 50% by Seller and 50% by Buyer.

          (b)  Dispute Resolution.

               (i) On or prior to the 45th day after Seller's receipt of the Closing Date Balance Sheet and the statements described in clauses (A) and (B) of Section 1.3(a)(iii) (the "Adjustment Statements"), Seller may give Buyer a written notice stating in reasonable detail Seller's objections (an "Objection Notice") to the Closing Date Balance Sheet and/or any of the Adjustment Statements. If Seller does not give Buyer an Objection Notice within such 45-day period, then the Closing Date Balance Sheet and the Adjustment Statements will be conclusive and binding upon the parties and the Tangible Net Worth and the adjustments set forth in the Adjustment Statements will likewise be binding on the parties for purposes of Section 1.3(c) below.

               (ii)   If  Seller timely gives an  Objection
Notice as described in Section 1.3(b)(i) above, then Seller and Buyer will attempt amicably to resolve their disputes as reflected in the Objection Notice, and any amount agreed to in writing by Seller and Buyer as the Tangible Net Worth and the other adjustments described in the Adjustment Statements will be conclusive and binding upon the parties for purposes of Section 1.3(c) below.

               (iii)  If Seller and Buyer do not resolve all
disputes as reflected in the Objection Notice on or prior to the 30th day after the Objection Notice is given, then Seller and Buyer will retain a mutually acceptable internationally-recognized accounting firm and office thereof (the "Independent Accounting Firm") to determine the Tangible Net Worth as of the Closing Date as soon as practicable and, in any event, within 30 days, all in accordance with the standards and definitions set forth herein and in Section 1.3(a)(iv) above. The Tangible Net Worth as of the Closing Date determined by the Independent Accounting Firm will be conclusive and binding upon the parties for purposes of Section 1.3(c) below. The fees and expenses of the Independent Accounting Firm will be paid 50% by Buyer and 50% by Seller.

          (c) Adjustment to Purchase Price.

               (i) For the purposes of this Section 1.3, the "Tangible Net Worth" shall mean the aggregate consolidated value of the fixed and current assets (other than intangible assets), as disclosed on the Closing Balance Sheet minus the aggregate consolidated value of the liabilities of the Parent Group set forth thereon.
For the avoidance of doubt, "Tangible Net Worth" shall exclude the Equipment Leases, Indebtedness and intra-group balances only if and insofar as the same are fully extinguished, discharged, cancelled and/or forgiven pursuant to Section 6.14.

               (ii) If the Tangible Net Worth is (A) greater than $37,700,000, then the Purchase Price shall be increased by the amount of such excess and (B) less than $37,700,000, the Purchase Price shall be reduced by an amount equal to such shortfall, and the payment of either amount set forth in clause (A) or (B), as the case may be, shall be made in accordance with Section 1.3(d) hereof.

          (d) Method of Payment; Treatment. Any amount to be paid pursuant to this Section 1.3 will be paid promptly (but in any event, within five (5) Business Days) by wire transfer in immediately available funds to an account or accounts specified by Buyer or Seller, as the case may be. Any amount to be paid pursuant to this Section 1.3 will be treated as an adjustment to the Purchase Price for all purposes.


2                 CLOSING; CLOSING DATE.

          2.1 Closing; Closing Date. The Closing shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York,
New York 10022, at 11:59 p.m. local time, on August 31, 1995 or on the first Business Day following the satisfaction or waiver of all conditions to Closing set forth in Sections 7 and 8 or such other time, date and place as Buyer and Seller may mutually determine; provided, that in no event shall the Closing occur later than September 15, 1995. The time and date upon which the Closing occurs is herein called the "Closing Date."

          2.2 Delivery of Stock. At the Closing, Seller shall deliver to Buyer stock certificates representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.


3. REPRESENTATIONS AND WARRANTIES OF SELLER AND DYNCORP. Seller and DynCorp hereby jointly and severally represent and warrant to Buyer and ALPHA that the statements contained in this Section 3 are correct and complete as of the date hereof.

          3.1 Organization. Each of Seller and DynCorp is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all necessary corporate power and authority to own and operate its respective properties and carry on the Business as now conducted.

          3.2 Authorization. Each of Seller and DynCorp has full corporate power and authority to execute and deliver this
Agreement   and  to  perform  fully  its  respective  obligations
hereunder.   This Agreement has been duly executed and  delivered
and constitutes the valid and legally binding obligation of each of Seller and DynCorp, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Other than (i) with respect to the Hart-Scott-Rodino Improvements Act of 1976 ("HSR Act"), (ii) in connection with the actions contemplated by
Section 6.14(f), or (iii) as set forth in Schedule 7.19, neither Seller nor DynCorp needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any
Governmental   Body  in  order  to  consummate  the  transactions
contemplated  by  this  Agreement.  The  holders  representing  a
majority  of  the  outstanding  shares  of  DynCorp's   Class   C
Convertible Preferred Stock, par value $0.10 per share, have provided written and unconditional approval of the execution and delivery of this Agreement by DynCorp and Seller and the consummation of all of the transactions contemplated hereby, all in accordance with DynCorp's certificate of incorporation as in effect on the date hereof (the "DynCorp Class C Approval"), a copy of which is attached hereto as Exhibit B.

          3.3  No Conflicts.  Neither the execution and delivery of
this   Agreement,  nor  the  consummation  of  the   transactions
contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which Seller or DynCorp is subject or any provision of its respective charter or bylaws, or (b) except with respect to any obligations that will be extinguished and satisfied in full pursuant to the terms hereof, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other arrangement to which Seller or DynCorp is a party or by which Seller or DynCorp is bound or to which any of Seller's or DynCorp's assets is subject.

          3.4 No Brokers. Neither Seller nor DynCorp has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer, ALPHA or any member of the Parent Group could become liable or obligated.

          3.5 Title to Stock. Parent holds of record and owns beneficially, directly or indirectly, the number of shares of capital stock of each Company set forth on Schedule 5.3, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of DynCorp, Seller, or any member of the Parent Group is a party to any option, warrant, purchase right, or other contract or commitment that could require DynCorp, Seller, or any member of the Parent Group to sell, transfer, or otherwise dispose of any capital stock of any member of the Parent Group (other than this Agreement). None of DynCorp, Seller, or any member of the Parent Group is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the capital stock of any member of the Parent Group.


4. REPRESENTATIONS AND WARRANTIES OF BUYER AND ALPHA. Buyer and ALPHA hereby jointly and severally represent and warrant to Seller and DynCorp that the statements contained in this Section 4 are correct and complete as of the date hereof:

          4.1 Organization. Each of Buyer and ALPHA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to own and operate its respective properties and carry on its respective business as now conducted.

          4.2 Authorization. Each of Buyer and ALPHA has full corporate power and authority to execute and deliver this
Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Buyer and ALPHA and constitutes a valid and binding obligation of each of Buyer and ALPHA, enforceable against each of Buyer and ALPHA in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Other than with respect to the HSR Act, neither Buyer nor ALPHA need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

          4.3 No Conflict.  Neither the execution and the delivery of
this   Agreement,  nor  the  consummation  of  the   transactions
contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which Buyer or ALPHA is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Buyer or ALPHA is a party or by which it is bound or to which any of its assets is subject.

          4.4 No Brokers. Neither Buyer nor ALPHA has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or DynCorp could become liable or obligated.


5. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES. Seller and DynCorp hereby jointly and severally represent and warrant to Buyer and ALPHA that the statements contained in this Section 5 are correct and complete as of the date hereof, as to each member of the Parent Group except as set forth in the Schedules referred to in this Section 5.

          5.1 Organization, Qualification, and Corporate Power. Each member of the Parent Group is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Parent Group is duly authorized to conduct business and is in good
standing   under  the  laws  of  each  jurisdiction  where   such
qualification is required, except where the failure to so qualify would not have a Location Material Adverse Effect. Each member of  the  Parent Group has full corporate power and authority  and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Seller has delivered to Buyer correct, up-to-date and complete copies of the charter and bylaws of each member of the Parent Group (as amended to date) and these set out in  full  the  rights and restrictions attaching to  the  capital
stock  of  each  member of the Parent Group.   The  minute  books
(containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors) and the stock records of each member of the Parent Group are correct, up-to-date and complete. No member of the Parent Group is in default under or in violation of any provision of its charter or bylaws.

          5.2  No Conflict.  Neither the execution and the delivery of
this   Agreement,  nor  the  consummation  of  the   transactions
contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body, or court to which any member of the Parent Group is subject or any provision of the charter or bylaws of any member of the Parent Group or (b) except with respect to any obligations that will be extinguished and satisfied in full pursuant to the terms hereof, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice
under   any   material  agreement,  contract,   lease,   license,
instrument, or other arrangement to which any member of the Parent Group is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets or Lien on any of the Stock). No member of the Parent Group needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for the parties to consummate the transactions contemplated by this Agreement.

          5.3 Capitalization.  The authorized capital stock of each
of  the  Companies is as set forth on Schedule 5.3.   All of  the
issued and outstanding shares of the capital stock of each of the Companies (the "Company Shares") have been duly authorized, are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 5.3, are owned of record and beneficially, directly or indirectly, by the Parent, free and clear of Liens, in the amounts set forth in Schedule 5.3, which amounts represent all of the issued and outstanding shares of capital stock of each
Company.   No  other Person has or shares any direct or  indirect
interest or right with respect to the Company Shares. There are no preemptive rights or rights of first refusal or similar rights on the part of any holder of any class of securities of any
Company.    There  are  no  outstanding  or  authorized  options,
warrants, conversion or other rights, agreements or commitment of any kind authorized or in effect which call for the present or future allotment, issue, sale or transfer of, or grant to any
Person the right (whether exercisable now or in the future and whether conditional or not) to call for the allotment, issue, sale or transfer of, any capital stock of any Company (including by way of option or under any right of conversion or pre-
emption).   There are no outstanding stock appreciation,  phantom
stock, profit participation or similar rights with respect to any
Company.    There  are  no  voting  trusts,  proxies,  or   other
agreements or understandings with respect to the voting of any capital stock of any Company.

          5.4  Subsidiaries; Parent.

          (a) Except as set forth on Schedule 5.4 hereto, no Company has any right to acquire any capital stock of or any interest in any other Person, and no Company has or has had any Subsidiary.

          (b)  Schedule 5.3 hereto sets forth for the Parent
(i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, and (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of the Parent have been duly authorized and are validly issued, fully paid and nonassessable. The Seller holds of record and owns beneficially all of the outstanding shares of capital stock of the Parent, free and clear of any restrictions on transfers, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. There are no outstanding or authorized options, warrants, conversion or other rights, agreements or commitments of any kind authorized or in effect which call for the present or future allotment, issue, sale or transfer of, or grant to any Person the right (whether exercisable now or in the future and whether conditional or not) to call for the allotment, issue, sale or transfer of, any capital stock of the Parent (including by way of option or under any right of conversion or pre-emption). There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Parent. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Parent. Except as set forth on Schedule 5.4, the Parent
(A) owns no assets other than the shares of capital stock acquired by it in each of the Companies pursuant to the Parent Contribution; (B) has no liabilities whatsoever; (C) does not conduct any business, and has never conducted any business, and has not at any time entered into any contract or contractual arrangement with any third party other than the arrangement comprising the Parent Contribution; and (D) has no employees and has never had any employees.

          5.5 Financial Statements; Projections.

          (a)   Attached  hereto  as  Schedule  5.5(a)  are
(i) the audited combined balance sheets, and the audited combined statements of earnings, shareholders' equity and cash flows of the Companies for the years ended December 31, 1992, December 31, 1993, and December 31, 1994 including the notes thereto, together with the relevant auditors' report with respect thereto and (ii) the unaudited proforma consolidated adjusted balance sheet of the Companies as of December 31, 1994 (the "Reference Balance Sheet"). All of the foregoing financial statements are hereinafter collectively referred to as the "Company Financial Statements." Except as set forth in Schedule 5.5(a), the Company Financial Statements have been prepared from, and are in accordance with, the books and records of Seller and the Companies are correct and complete, and fairly present the transactions, assets and liabilities of the Companies and the consolidated financial position and consolidated results of operations of the Companies as of the dates and for the periods indicated, in each case in accordance with GAAP applied on a consistent basis.

          (b) Attached hereto as Schedule 5.5(b) are projected balance sheets, and projected statements of earnings and cash flows for the Companies for the period indicated therein (the "Projections"). Such Projections have been prepared by the Seller and DynCorp in good faith and nothing has to come to the attention of DynCorp or Seller which could reasonably be expected to lead it to believe that the assumptions upon which the Projections were based are unreasonable.

          5.6 Interim Changes. Except as set forth on Schedule 5.6 hereto, since the date of the Reference Balance Sheet, there have not been any changes which could reasonably be expected to have a Material Adverse Effect or Location Material Adverse Effect. Without limiting the generality of the preceding sentence, except as set forth on Schedule 5.6 or as expressly contemplated by this Agreement (including, without limitation, the Parent Contribution and Section 6 hereof), since the date of the Reference Balance Sheet, none of the Companies has:

          (a)  experienced a material adverse change in any
relationship   with   its  suppliers,  customers,   distributors,
brokers, lessors or others, other than changes in the ordinary course of business, consistent with past custom and practice;

          (b) sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business, consistent with past custom and practice;

          (c) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) involving more than $50,000 individually to which it is a party or by which it is bound nor modified the terms of any such existing contract or agreement, other than in the ordinary course of business consistent with past custom and practice;

          (d) engaged in any activity which has resulted in any unusual acceleration or delay of the collection of its account or notes receivables or any delay in the payment of its accounts payables, in each case other than in the ordinary course of business consistent with past custom and practice;

          (e) (nor has any other party) accelerated, terminated, modified or cancelled any Permit or agreement, contract, lease or license involving more than $50,000 individually to which it is a party or by which it is bound;

          (f) suffered damages, destruction or loss, whether or not covered by insurance, affecting any property or assets owned or used by it having a Location Material Adverse Effect;

          (g) adopted, modified, amended or terminated any bonus, profit-sharing, incentive, severance, or other similar plan, contract, or commitment for the benefit of any of its directors, officers, or employees, nor has it taken any action with respect to any other Benefit Plan;

          (h) made any change in the employment terms (including any increase in the base compensation) for any of its directors, officers and employees except in the ordinary course of business, consistent with past custom and practice;

          (i) been subject to any Lien placed on any of its assets or properties, tangible or intangible;

          (j) made any capital expenditure other than in the ordinary course of business consistent with past custom and practices;

          (k) made any other investment (or series of related invest ments) either involving more than $100,000 or outside the ordinary course of business consistent with past custom and practice;

          (l) issued any note, bond, or other debt security or
created,   incurred,  assumed,  or  guaranteed  any  Indebtedness
involving more than $100,000 individually.

          (m) delayed or postponed the payment of the accounts payable and other Liabilities outside the ordinary course of business, consistent with past custom and practice;

          (n) cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business, consistent with past custom and practice;

         (o) made or authorized any change in its charter or bylaws;

         (p) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (q) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (r) made or been subject to change in its accounting practices, procedures or methods or in its cash management practices;

         (s) entered into or become party to any agreement, arrangement or transaction with any of its Affiliates or any of its directors, officers, employees or stockholders, including, without limitation, any (i) loan or advance funds, or made any other payments, to any of its directors, officers, employees, stockholders or Affiliates, or (ii) creation or discharge of any intercompany account, other than in the ordinary course of business consistent with past practice;

         (t) experienced any adverse changes with respect to its Proprietary Rights;

         (u) experienced any material changes in the amount or scope of coverage of insurance now carried by it;

         (v) undergone any capital reorganization (other than the Parent Contribution) or change in its capital structure; and

         (w) committed to do any of the foregoing.

      Since the date of the Reference Balance Sheet the Business has been carried on in the ordinary and usual course of business without interruption and so as to maintain the same as a going concern.

          5.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.7 hereto, no member of the Parent Group has any Liability (and to DynCorp's and Seller's Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (a) Liabilities set forth on the face of the Reference Balance Sheet and (b) Liabilities which have arisen after the date of the Reference Balance Sheet in the ordinary course of business (which shall not be deemed to include any Liabilities resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          5.8 Litigation.

          (a) Schedule 5.8 sets forth each instance in which any member of the Parent Group (i) is subject to any outstanding injunction, judgment, order, decree, ruling, complaint or charge or (ii) involved in or, to DynCorp's and Seller's Knowledge, is threatened to be made involved in any civil, criminal, administrative, labor or arbitration proceedings (except for the collection of debts in the ordinary course of business). Except as set forth in Schedule 5.8, none of the actions, suits, proceedings, hearings, and investigations set forth on Schedule 5.8, to DynCorp's and Seller's knowledge, could result in any change in the business, financial condition, operations, results of operations, or future prospects of any member of the Parent Group which would have a Material Adverse Effect or a Location Material Adverse Effect. To DynCorp's and Seller's Knowledge, there are no existing facts or circumstances which give any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any member of the Parent Group.

          (b) No member of the Parent Group is subject to any material order or judgment given by any court or Governmental Body and has not been a party to any undertaking or assurance given to any court or Governmental Body which is still in force nor, to DynCorp's and Seller's Knowledge, are there any facts or circumstances which (with or without the giving of notice or lapse of time) would be likely to result in any member of the Parent Group becoming subject to such an order or judgment or being required to be a party to any such undertaking or assurance.

          5.9 Legal Compliance; Permits and Licenses.

          (a) Except as set forth in Schedule 5.9(a) or Schedule 5.25, each member of the Parent Group and their respective predecessors, Subsidiaries and Affiliates has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign authority or Governmental Body, and, to DynCorp's and Seller's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced and is currently outstanding against any of them alleging any failure so to comply.

          (b) Schedule 5.9(b) sets forth all permits, licenses and other governmental authorizations needed by the Companies to carry on their  businesses  and  which, if not held  or  obtained  by  the
Companies,  could  reasonably  be expected  to  have  a  Location
Material  Adverse Effect (the "Permits"), all of which have  been obtained  and  are  in full force and effect and  have  not  been modified or amended.  No member of the Parent Group is in  breach of  any  such  Permits, and to DynCorp's and Seller's  Knowledge,
there   are  no  existing  facts  or  circumstances  which  could
reasonably be expected to cause any of the Permits to be suspended, cancelled, revoked or not renewed in whole or in part.
Schedule 5.9(b) sets forth all third party consents needed by DynCorp, Seller, or any member of the Parent Group in relation to the Permits to consummate the transactions contemplated hereby.

          5.10 Contracts and Other Agreements.

          (a) Other than this Agreement or as described  on
Schedule 5.10(a) hereto, no member of the Parent Group is a party to, nor are any of them or their respective assets or properties bound by or subject to, any written or oral:

               (i) agreement for the lease of real or personal property (including tangible assets) to or from any Person providing for lease payments in excess of $50,000 per annum individually or $500,000 in the aggregate (provided that no such lease involving lease payments of less than $25,000 per annum shall be included in determining the $500,000 aggregate amount).

               (ii) agreement for the purchase or sale of raw materials,
commodities, supplies, products, or personal property, or for the furnishing  or receipt of services, the performance  or  life  of which  will extend over a period of more than one year or  result in  a  loss to any Company or involve consideration in excess  of
$50,000 individually or $500,000 in the aggregate (provided  that
no   such   agreement  that  results  in  a  loss   or   involves
consideration  of  less  than  $25,000  shall  be   included   in
determining the $500,000 aggregate amount).

               (iii) contract or other agreement with any current or former officer, director, agent or other representative, including any pension, profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, fee, severance or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan which is not described on Schedule 5.10(a) hereto, or any contract or other agreement with any labor union or association representing any employee;

               (iv) contract or other agreement or arrangement not in the ordinary course of business consistent with past custom and practice, or which provides for the grant to any Person of any preferential rights to purchase any of its assets or properties;

               (v) service or handling agreement or contract with any commercial or other aviation business pursuant to which the Company receives revenues at a rate in excess of $50,000 per annum;

               (vi)  joint venture agreement or partnership;

               (vii) license or other agreement pursuant to which
Proprietary  Rights  (other  than  mass-marketed  software)   are
licensed by or to any Company;

               (viii) contract or other agreement containing obligations or liabilities of any kind to holders of capital stock of any Company as such;

               (ix) agreement containing covenants of confidentiality or noncompetition;

               (x) contract or other agreement relating to the acquisition by any Company of any operating business or the capital stock of any other Person;

               (xi) agreement under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (xii) outstanding powers of attorney executed on behalf of any Company; and

               (xiii) other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect or a Location Material Adverse Effect.

          (b) With respect to each contract or agreement described on
Schedule 5.10(a) hereto (the "Contracts"), except as set forth on
Schedule 5.10(b) hereto, (i) each such Contract is legal, valid, binding and in full force and effect; provided, that the Companies' ordinary course of business includes the provision of services under agreements of the type described in Section 5.10(a)(v) under unsigned or oral contracts, (ii) each such Contract will continue to be legal, valid, binding and in full force and effect on identical terms upon the consummation of the transactions contemplated hereby; (iii) to DynCorp's and Seller's Knowledge, no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration by reason thereof, under each such Contract; and
(iv) to DynCorp's and Seller's Knowledge, no third party has repudiated any provision of each such Contract.

          (c) All copies of written Contracts that Seller has caused to be delivered or made available to Buyer are true and correct
copies,   each  as  currently  supplemented,  amended,  extended,
novated or otherwise modified.

          5.11 Compliance; Change of Control.

          (a) Except as described on Schedule 5.11 hereto, no Company is in default under or in material breach in any respect of, (nor is it in receipt of any claim of default or material breach nor does any fact, condition, circumstance or event exist which with the passage of time or the giving of notice or otherwise would result in a default, breach or event of noncompliance under) any of its obligations pursuant to any Contract.

          (b) Except as specifically set forth in Schedule 5.11, the Companies are not party to any Contract which contains a "change in  control," "potential change in control" or similar  provision or which to DynCorp's and Seller's Knowledge may or will be terminated as a result of consummation of this Agreement. Except as  specifically  set  forth in Schedule  5.11  or  as  otherwise
contemplated   by  this  Agreement,  the  consummation   of   the
transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Companies to any Person.

          5.12 No Brokers.  No member of the Parent Group has any
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          5.13 Real Property.

          (a) Schedule 5.13(a) hereto lists with respect to each
Company: (i) all real property owned by each Company and all buildings and other improvements located on such real property (the "Owned Property"); (ii) all leases, subleases or other agreements ("Leases") under which each Company is lessor or lessee or has any other interest of any real property ("Leased Property"); (iii) all options held by each Company or contractual obligations on its part to purchase or acquire any interest in real property; and (iv) all options granted by each Company or contractual obligations on its part to sell or dispose of any interest in real property. Each Company is the owner of record, lessee under the leases or holder of the options, as the case may be, of each of the items listed for it on Schedule 5.13.

          (b) Except as set forth on Schedule 5.13(b), with respect
to  Owned Property:   each Company owns good and marketable title
to each of its Owned Properties in fee simple absolute subject to no Liens, encroachments or other encumbrances on title other than
the   Permitted  Liens;   there  are  no  pending  or  threatened
condemnation proceedings, lawsuits, or administrative actions involving any Owned Property; each Company has the right to use any Owned Property owned by it for the purpose for which it is
being   used;    there   are  no  leases,  subleases,   licenses,
concessions, or other agreements, written or oral, granting any Person the right of use or occupancy of any portion of any Owned
Property;   there are no outstanding options or rights  of  first
refusal to purchase any Owned Property, or any portion thereof or interest therein; no Person (other than the Companies) is in possession of any Owned Property; and all of the buildings and other improvements constituting Owned Property are structurally sound with no material defects, are in good condition and repair and are adequate for their current use.

          (c) Except as listed on Schedule 5.13(c) hereto with respect to each Lease: (i) the Lease is legal, valid binding and enforceable on the parties to it in accordance with its terms and is in full force and effect; (ii) the leasehold interest of each Company is subject to no Liens (other than Permitted Liens) and enjoys a right of quiet possession as against any Lien on the Leased Property; (iii) the Lease will continue to be legal, valid, binding and in full force and effect on the terms thereof upon the consummation of the transactions contemplated hereby;
(iv) to DynCorp's and Seller's Knowledge, no party to the Lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (v) no party to the Lease has given any notice of repudiation of any provision thereof; (vi) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and (vii) all rent and other charges due under such Lease have been paid in full and the current use of all Leased Property complies with all terms of the applicable lease or tenancy agreement under which such Leased Property is held.

          5.14 Tax Matters.  Except as disclosed in Schedule 5.14:

                     (a)   all Tax Returns that are due have been
timely filed when due in accordance with all applicable laws;

                     (b)  all Taxes that are due (whether or  not
shown on any Tax Return) have been timely paid when due;

                     (c) the Tax Returns that have been filed are accurate in all respects;

                     (d)   there  are no agreements  or  consents
currently in effect for the extension or waiver of the time (i) to file any Tax Return or (ii) for assessment or collection of any Taxes relating to any member of the Parent Group, and no Person has been requested to enter into any such agreement or consent;

                     (e)  all Tax Returns with respect to taxable
years ending on or prior to December 31, 1984 have been examined and closed, or are Tax Returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired;

                     (f)   all  Taxes which each  member  of  the
Parent Group and any Seller Group is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate Governmental Bodies, except, in each case, to the extent that any failure to so withhold, collect or pay would not have an adverse effect on any member of the Parent Group;

                     (g)   there  is no action, suit, proceeding,
investigation, audit or claim currently pending, or to DynCorp's and Seller's Knowledge, threatened, regarding any Taxes relating to any member of the Parent Group or any Seller Group;

                     (h)   all  Tax Deficiencies which have  been
claimed,  proposed or asserted against any member of  the  Parent
Group or any Seller Group have been fully paid or finally settled;

                    (i) no Person has executed or entered into a closing agreement pursuant to Code Section 7121 (or any comparable provision of state, local or foreign law) that is currently in force and determines the Liabilities for Taxes of any member of the Parent Group or any Seller Group;

                     (j)   there  is  no, and will  not  be  any,
agreement or consent made under Code Section 341(f) (or any comparable provision of state, local or foreign law) affecting any member of the Parent Group;

                    (k) there are no liens, other than statutory liens for Taxes not yet due and payable, for any Tax on the assets of any member of the Parent Group;

                     (l)  there are no Tax sharing agreements  to
which any member of the Parent Group is now or ever has been a party;

                     (m)   no member of the Parent Group  (A)  is
required to (x) treat any asset of the Parent Group as owned by another person pursuant to the "safe harbor" leasing provisions of the Code or as "tax-exempt use property" within the meaning of Code Section 168(h), or (y) apply any of the foregoing rules under any comparable foreign, state or local Tax provision; and
(B) has leased or currently leases property to any other Person under a "sale/leaseback" or similar arrangement;

                    (n) no member of the Parent Group is a party to any agreement, contract, arrangement or plan that could or would result, separately or in the aggregate, in the obligation to make a payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state, local or foreign law);

                     (o)   no member of the Parent Group  or  any
group of which the Parent Group is a member has agreed, or is required, to make any adjustment under Code Section 481(c) (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise;

                     (p)   no  power of attorney is currently  in
effect, and no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to any member of the Parent Group;

                      (q)    DynCorp   has  maintained   adequate
provision for, and adequate funds to pay, Taxes payable by each member of the Parent Group and each member of the Seller Group as of December 31, 1994, and such provision and funds, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of the Companies in filing its Tax Returns) will be adequate for Taxes payable by the Companies and any Seller Group as of the Closing Date;

                     (r)  each member of the Parent Group and any
Seller Group has disclosed on its federal, state, local or foreign income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Code Section 6662 (or any corresponding provision of state, local or foreign Tax law);

                     (s)   since  January 1, 1983, no  unresolved
claim has been made with respect to any member of the Parent Group by a Tax authority in a jurisdiction where such Company does not pay Taxes or file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

                    (t) no member of the Parent Group has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(a)(ii); and

                     (u)   no member of the Parent Group (i)  has
been, on or after January 1, 1983, a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was DynCorp), or (ii) has any Liability for the Taxes of any other Person, whether under Treas.
Reg. section 1.1502-6 (or any similar provision of state, local, or foreign law); as a partner, shareholder, transferee or successor;
by contract; or otherwise.

          5.15 Accounts and Notes Receivable.  Except as listed on
Schedule 5.15 hereto, all accounts and notes receivable of the Companies reflected on the Reference Balance Sheet, and all accounts and notes receivable arising subsequent to the date of the Reference Balance Sheet, in each case, have arisen in the ordinary course of business, consistent with past custom and practice, and the reserves for doubtful accounts set forth on the Reference Balance Sheet have been established in accordance with past custom and practice and are substantially adequate in light
of   the  previous  collectibility  experience  with  respect  to accounts receivables generated by the Companies.

          5.16 Inventory. The inventory stocks of the Companies held on account of the Companies to the extent reflected on the Reference Balance Sheet is or was, prior to the sale thereof, in good and (with respect to finished goods) merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended subject only to the reserve for inventory write-down reflected on the Reference Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice.

          5.17 Tangible Property.  Except as set  forth  on
Schedule 5.17, the Companies own or lease all buildings, machinery, equipment, and other tangible assets used in the Business. Except as listed on Schedule 5.17 hereto, each such tangible asset (a) is suitable for the purposes for which it is presently used, and (b) if held on lease, is subject to a lease the terms of which are either described on Schedule 5.10 or are not required to be disclosed under Section 5.10(a). The Companies have good and marketable title, to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Reference Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except for properties and assets disposed of in the ordinary course of business consistent with past custom and practice, since the date of the Reference Balance Sheet.

          5.18 Proprietary Rights.

          (a) Schedule 5.18 hereto contains a complete and accurate list of all patented and registered Proprietary Rights owned by
the   Companies   and   all  pending  patent   applications   and
applications for the registration of Proprietary Rights owned by or licensed to the Companies. Schedule 5.18 also contains a complete and accurate list of (i) all trade names used by the Companies other than their corporate names; (ii) all computer software owned and/or used by the Companies (other than mass-
marketed  software); and (iii) all material  licenses  and  other
material  rights  granted  by  the  Companies  with  respect   to
Proprietary Rights and all material licenses and other material rights granted by any third party to the Companies, together with a description of the subject matter of such licenses.

          (b) Except as set forth on Schedule 5.18:

               (i) the Companies own and possess all right, title and interest in and to, or has a written or implied, enforceable license to use, all of the Proprietary Rights necessary for the operation of the Business as presently conducted and as proposed to be conducted, free and clear of all Liens;

               (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights owned or used by the Companies has been made within the past six years and is currently outstanding or, to DynCorp's and Seller's
Knowledge, is threatened, and there are no grounds for any such claim;

               (iii) none of the Companies have within the past six years
received   any  notices  of,  nor,  to  DynCorp's  and   Seller's
Knowledge, do any facts exist which indicate a likelihood of, any infringement or misappropriation of, or other conflict with any third party with respect to, any Proprietary Rights owned or used by the Companies nor have the Companies received within the past six years any claims of infringement or misappropriation of, or conflict with, any Proprietary Rights of any third party;

               (iv) within the past six years none of the Companies have infringed, misappropriated or otherwise acted in conflict with
any   Proprietary  Rights  of  any  third  party,  nor  will  any infringement, misappropriation or conflict occur as a result of the continued operation of the Business as presently conducted and as currently proposed to be conducted;

               (v) all Proprietary Rights that are owned or used by the Companies immediately prior to the Closing will be owned or available for use by the Companies on identical terms and conditions immediately subsequent to Closing; and

               (vi) there is no individual Proprietary Right or license of Proprietary Rights the loss or expiration of which would cause a Material Adverse Effect.

          5.19 Suppliers and Customers. Schedule 5.19 hereto lists each supplier and customer of each Company whose business dealings with the Parent Group involves annual gross revenues of more than $100,000 and/or gross expenditures of more than $100,000, in each case, for the period from January 1, 1995 through June 30, 1995. Except as listed on Schedule 5.19, (a) no such supplier or customer of any Company has cancelled or otherwise terminated, or specifically threatened to cancel or otherwise terminate its relationship with any Company in a written or oral communication made by a Person with the authority to effect such termination or cancellation to an officer of the Companies, (b) to DynCorp's and Seller's Knowledge, no such supplier has taken any action that could have a Location Material Adverse Effect and (c) to DynCorp's and Seller's Knowledge, no
such   supplier  or  customer  intends  to  cancel  or  otherwise materially modify its relationship with any Company or to decrease materially or limit materially its services, supplies or materials to any Company or its usage or purchase of the services or products of any Company.

          5.20  Employee Benefit Plans.

          (a) Schedule 5.20 hereto lists all Company Benefit Plans. Except as listed in Schedule 5.20, Seller and DynCorp have, with respect to each such Company Benefit Plan, delivered or otherwise made available to Buyer true and complete copies of: (i) any plan texts and agreements and related trust agreements or annuity contracts; (ii) any summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent actuarial valuation (if any); (v) the most recent annual audited financial statement and opinion (if any); and (vi) details of any proposed amendment to any such Company Benefit Plan which has been announced or is being considered.

          (b) Except as listed on Schedule 5.20:

               (i) none of the Companies has any direct or indirect, actual or contingent Liability with respect to any Benefit Plan
other  than  to  make  payments  to  Company  Benefit  Plans   in
accordance with the terms of such Benefit Plans;

               (ii) the Companies have made all payments due with respect to each Benefit Plan;

               (iii) all Liabilities with respect to any Benefit Plan which have not been paid by the Companies have been properly reflected on the Company Financial Statements;

               (iv) each Benefit Plan conforms to, and its administration is in compliance in all material respects with, ERISA, the Code and all other applicable laws and regulations;

               (v) there are no (A) unfunded benefit obligations with respect to any current or former employee of the Companies, which are not fairly reflected by reserves shown on the Reference Balance Sheet or (B) reserves, assets, surpluses or prepaid premiums with respect to any Benefit Plan (other than a Benefit Plan qualified under Section 401(a) of the Code); and

               (vi) the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of any Company.

          5.21 Labor Matters; Employees.

          (a) Except as set forth on Schedule 5.21 hereto, (i) none of the Companies is a party to any collective bargaining agreement or any employment, consulting or similar agreement
relating   to  the  Business  or  any  agreement  or  arrangement
providing for severance payments to any employee of any Company upon termination of employment or which provides benefits upon a change in control of any Company, and (ii) to DynCorp's and Seller's Knowledge, there are no existing facts or circumstances which could reasonably be expected to be the basis for any unfair labor practice charge or complaint against any Company arising out of the activities of any Company, and no such charges or complaints are outstanding as of the date hereof. Except as set forth on Schedule 5.21, there is no labor strike, work stoppage or other material labor dispute pending or, to DynCorp's and
Seller's  Knowledge, threatened against any Company.   Except  as
set forth on Schedule 5.21, there are no ongoing, formal organizational efforts with respect to any employees of any Company.

          (b) DynCorp has delivered to Buyer a complete list of all employees of the Companies actively employed by the Companies as of the week ending on July 7, 1995 which (i) is derived from the
relevant   books  and  records  of  the  Companies   (which   are
substantially up-to-date) and (ii) sets forth the annual salaries or hourly wage rates for such employees, a copy of which is attached hereto as Exhibit C.

          (c) Except as set forth in Schedule 5.21, (i) there is not in existence any written employment or consulting agreement with any employees of any member of the Parent Group which cannot be terminated at will without giving rise to any claim for damages or compensation and (ii) no member of the Parent Group has received notice of resignation from any such Person who receives compensation at an annual rate in excess of $100,000 per annum.

          (d) Except as set forth on Schedule 5.21, none of the employees of any member of the Parent Group has been offered, nor has any member of the Parent Group agreed to any future variation to the terms and conditions of employment of any such employees and no negotiations for any increase in the remuneration or benefits of any such employees are current, other than with respect to such offers, agreements or negotiations with employees (except for salaried employees who receive compensation at an annual rate in excess of $50,000 per annum) made or entered into in the ordinary course of business, consistent with past custom and practice.

          (e) Except as set forth on Schedule 5.21, there are no outstanding claims against the Companies by any Person who is now or has been an officer or employee of or consultant to any of the Companies and no disputes have during the preceding three (3) years arisen between the Companies and any material number or category of employees and to DynCorp's and Seller's Knowledge, there are no present circumstances which are likely to give rise to any such dispute.

          (f) The Companies have in relation to each of their employees and former employees complied in all material respects with all obligations imposed on them by all statutes, regulations and codes of conduct and practice relating to or affecting the employment of its employees or in relation to any trade union and has maintained current, adequate and suitable records regarding the service and terms and conditions of employment for each of their employees, all collective agreements, recognition agreements and customs and practices for the time being dealing with such relations or the conditions of service of their employees and all relevant orders and awards and recommendations made under any relevant statute, regulation or code of conduct and practice affecting the conditions of service or otherwise in relation to their employees or former employees.

          (g) The Companies have engaged in no plant closing or employee layoff activities within the last two years that would violate or in any way implicate the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

          5.22 Insurance. Schedule 5.22 hereto contains an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance owned and held by DynCorp under which coverage has been and will, subject to normal renewals, through the Closing, be made available to the Companies. Such policies are in adequate amounts. Except as set forth in Schedule 5.22, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date which are due and payable will have been paid, none of the Companies has received any notice of cancellation or termination with respect to any such policy, and nothing has been done or has been omitted to be done which could result in any such policies being or becoming void or voidable as to the activities of the Company through the Closing. Except as set forth in Schedule 5.22, such policies will remain in full force and effect in accordance with their respective terms and conditions and will cover all claims of the type normally covered by such insurance policies made against any member of the Parent Group which have their causes or origin during such period of coverage through the Closing. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All known claims or circumstances likely to give rise to any claims, if any, made against any Company have
been   disclosed  and  tendered  to  the  appropriate   insurance
companies and are being defended by such appropriate insurance companies in accordance with the policy terms and limits.

          5.23 Company Services. Except as listed on Schedule 5.23 hereto, (a) none of the Companies within the past three years has
received   any   statements,  citations  or  decisions   by   any
Governmental Body that any services rendered or marketed at any time by the Companies ("Company Services") fails to meet any standards promulgated by any Governmental Body in any material respect, and (b) to DynCorp's and Seller's Knowledge, there is no
(i) fact relating to any Company Service that could be reasonably expected to impose upon any Company a duty to disclose to
customers   any   legal   problem  with  any   Company   Service,
(ii) Liability for warranty claims with respect to any Company Service rendered prior to the Closing Date, except as may be incurred in the ordinary course of business not in excess of $100,000 per year, and (iii) basis for any present or future charge, claim, or demand which is material against the Company arising out of any injury to Persons or property as a result of any Company Service rendered by any Company.

          5.24 Transactions with Affiliates.  Except as set forth on
Schedule  5.24  hereto and for intercompany charges  and  credits
between  DynCorp  and  the  Companies  incurred  or  granted   in
connection   with  intercompany  corporate  and  cash  management
services rendered in accordance with past custom and practice, no stockholder, officer, director, or Affiliate, or any of their respective Affiliates or Relatives, of any Company is involved in
any   business  arrangement  or  relationship  with  any  of  the
Companies   (whether  written  or  oral),  and   none   of   such
stockholders,   officers,   directors,   Affiliates   and   their
respective Affiliates or Relatives owns any property or right, tangible or intangible, which is used by any of the Companies.

          5.25 Environmental Matters.  Except as set forth in Schedule
5.25 hereto:

          (a) the Companies have complied and are in compliance in
all   material  respects  with  all  Environmental   and   Safety
Requirements;

          (b) the Companies have obtained and complied in all material respects with, and are in compliance in all material respects with, all permits, licenses and other authorizations that are required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business (true and complete copies of which have been provided to Buyer), and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the Business on and after the Closing Date without transfer, reissuance, or other governmental approval or action;

          (c) none of the Companies has received any claim, complaint, citation, report or other written notice (or oral notice provided to a senior officer, or officer having responsibility over environmental matters, of any of the Companies) that is outstanding regarding any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements;

          (d) none of the following exists at any property owned or occupied by any of the Companies:

               (i)   underground storage tanks or surface impoundments; or

               (ii) wetlands;

          (e) to DynCorp's and Seller's Knowledge, none of the following exists at any property owned or occupied by any of the
Companies:

               (i)  asbestos-containing material in any form or condition; or

               (ii) materials or equipment containing polychlorinated biphenyls;

          (f) none of the Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any facility or property, which could reasonably be expected to result in any material Liabilities of any of the Companies for response costs, natural resource damages or attorneys fees pursuant to any Environmental and Safety Requirements;

          (g) no facts, events or conditions relating to the past or present facilities, properties or operations of any of the Companies will (i) prevent, hinder or limit continued compliance
in   all   material  respects  with  Environmental   and   Safety
Requirements, (ii) give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or (iii) give rise to any other material Liabilities pursuant to Environmental and Safety Requirements, including, without limitation, any relating to onsite or offsite
releases   or  threatened  releases  of  hazardous  or  otherwise
regulated materials, substances or wastes, personal injury, property damage or natural resources damage;

          (h) neither this Agreement nor the consummation of the transactions contemplated hereby imposes any obligations for site investigation or cleanup, or notification to or consent of Governmental Body or third parties, pursuant to any Environmental and Safety Requirement;

          (i) none of the Companies has, either expressly or by
operation  of  law,  assumed  or  undertaken  any  Liability   or
corrective or remedial obligation of any other Person relating to Environmental and Safety Requirements; and

          (j) no Lien, either recorded or unrecorded, in favor of any Governmental Body relating to any Liability of any of the Companies arising under Environmental and Safety Requirements has been attached to any property owned, leased or operated by any of the Companies.

          5.26 Disclosure. The representations and warranties contained in this Section 5 do not, and all information delivered in any Schedule or Exhibit hereto is complete and does not, contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Section or in such Schedules or Exhibits not misleading.


6.          CERTAIN COVENANTS AND AGREEMENTS.  Buyer and
Seller covenant and agree as follows:

          6.1 Best Efforts. DynCorp and Seller, on the one hand, and Buyer and ALPHA, on the other hand, will each use their respective reasonable best efforts to take all action and to do all  things necessary, proper, or advisable to the extent  within
their  respective  control  in  order  to  consummate  and   make
effective   the  transactions  contemplated  by  this  Agreement.
Without prejudice to the generality of the foregoing, DynCorp and Seller shall use their respective best efforts to procure satisfaction of the closing conditions set forth in Section 7 hereto and Buyer and ALPHA shall use their respective best efforts to procure satisfaction of the closing conditions set forth in Section 8 hereto.

          6.2 Conduct of Business.

          (a) From the date hereof to the Closing Date, DynCorp and Seller will cause the Companies to conduct the Business in the ordinary course in accordance with past practice, and will use their respective best efforts to preserve intact the business organization and relationships with third parties of the Business and to keep available the services of the present officers and employees of the Business consistent with past practice.

          (b) From the date hereof to the Closing Date, DynCorp and Seller will not, without the consent of Buyer or ALPHA, which will not be unreasonably withheld in the case of any proposed matter arising in the ordinary course of business and consistent with past custom and practice, cause or permit any member of the Parent Group to:

               (i) change its personnel or operations or its relationships with suppliers, customers, distributors, brokers, lessors or others, other than changes in the ordinary course of business, consistent with past custom and practice;

               (ii) other than in connection with the Wrightstown Property as set forth in Section 6.14(f), sell, lease, transfer, or assign any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business, consistent with past custom and practice;

               (iii) enter into any agreement, contract, lease, or license (or series of related agreements, contracts, leases or licenses) to which it is a party or by which it is bound nor modify the terms of any such existing agreement or contract, other than such agreements or contracts entered into in the ordinary course of business;

               (iv) accelerate, terminate, modify or cancel any material agreement, contract, lease or license to which it is a party or by which it is bound, other than in the ordinary course of business, consistent with past custom and practice;

               (v) adopt, modify, amend or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any directors, officers, or employees, excluding, however, the termination of the Companies' participation in the DynCorp Employee Stock Ownership Plan and the DynCorp Welfare
Benefits Plan and Trust, which will become effective as of the Closing;

               (vi) make any change in the employment terms (including base compensation) for any of its directors, officers and employees outside the ordinary course of business, consistent with past custom and practice;

               (vii) permit any Liens to be placed on any of its assets or properties, tangible or intangible;

               (viii) make any capital expenditure in excess of $25,000 individually, or $250,000 in the aggregate, other than capital expenditures committed to be made prior to the date hereof and set forth in Schedule 5.7;

               (ix) make any investment either involving more than $100,000 or outside the ordinary course of business consistent with past custom and practice;

               (x) issue any note, bond, or other debt security or create, incur, assume, or guarantee any Indebtedness;

               (xi) delay or postpone the payment of the accounts payable and other Liabilities outside the ordinary course of business, consistent with past custom and practice;

               (xii) cancel, compromise, waive, or release any right or claim either involving more than $50,000 or outside the ordinary course of business, consistent with past custom and practice;

               (xiii) change its charter or bylaws;

               (xiv) issue, sell or otherwise dispose of any of its capital stock, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its capital stock, other than such as to cause the extinguishment of intercompany accounts of the Companies, the Parent Contribution, or in connection with the activities contemplated in Sections
6.10 and 6.14(e);

               (xvi) change its accounting practices, procedures or methods;

               (xvii) enter into any agreement, arrangement or transaction with any of its Affiliates or any of its directors, officers, employees or stockholders, including, without limitation, any loan or advance funds to any of its directors, officers, employees, stockholders or Affiliates, except as conducted in accordance with DynCorp's normal cash management practices, consistent with past custom and practice;

               (xviii) change or alter in any way its Proprietary Rights;

               (xix) change the amount or scope of coverage of insurance it now carries; or

               (xx) commit to do any of the foregoing.

          6.3 Monthly Financial Statements. Seller and DynCorp shall each cause to be prepared and delivered to Buyer in a timely manner (but in any event within 30 days after the end of each month unaudited financial statements of the Companies as of and for each monthly accounting period ending on the last day of each month subsequent to the date of the Reference Balance Sheet and prior to the Closing Date. Such unaudited financial statements, when delivered to Buyer, shall fairly present in all material respects the financial condition and results of operations of the Companies as of and for the period ending on the last day of the calendar month covered thereby, in accordance with accounting principles used in the preparation of the Reference Balance Sheet.

          6.4 Transfer of Stock. Other than in connection with the actions contemplated by Section 6.14(e) or as set forth on
Schedule 6.4, hereto, from the date hereof through the Closing Date, neither Seller, DynCorp nor any of the Companies shall sell, transfer, assign, pledge or otherwise dispose of (whether
with   or  without  consideration  and  whether  voluntarily   or
involuntarily or by operation of law) any interest in the  Stock,
any   other  capital  stock  and  any  common  stock  equivalents
(including any options, warrants, conversion or other rights, and stock appreciation rights, phantom stock, profit participation or similar rights) of any member of the Parent Group.

          6.5 Notice of Developments.

          (a) Seller and DynCorp will give prompt written notice to Buyer and ALPHA of any development causing, or which could reasonably be expected to cause, a breach of any of the representations and warranties in Sections 3 and 5 above were the same to have occurred on or prior to the date hereof and Buyer will give prompt written notice to Seller of any development
causing,  or  which  could reasonably be expected  to  cause,   a
breach of any of the representations and warranties in Section  4
above.   No  disclosure  by  any party hereto  pursuant  to  this
Section 6.5 shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (b) Without prejudice to the provisions of Section 6.5(a) above, Seller and DynCorp will give prompt notice to Buyer and ALPHA of:

               (i) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other written communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to DynCorp's and Seller's Knowledge, threat ened against, relating to or involving or otherwise affecting any member of the Parent Group which relates to the consummation of the transactions contemplated by this Agreement.

          6.6 Expenses. Except as otherwise provided in Sections 1.3 and 12.2, each of Seller and DynCorp on the one hand, and Buyer, on  the  other  hand,  will be responsible for  their  respective
expenses   incurred   in   connection   with   the   transactions
contemplated hereby and any related transactions. For purposes of this Section 6.6, any such expenses incurred by any member of the Parent Group prior to the Closing shall be deemed to have been incurred by or on behalf Seller and DynCorp, and not by Buyer.

          6.7 Actions With Respect to Sale of Parent and the Companies. Seller and DynCorp will (a) consent to and raise no
objections   against   the  transactions   contemplated   hereby,
(b)  waive  any dissenter's rights and other similar rights,  and
(c) vote any Stock held by them in any manner necessary to consummate the transactions contemplated hereby.

          6.8 Further Assurances. Each of Seller, DynCorp, ALPHA and Buyer shall, and prior to Closing Seller and DynCorp shall cause each member of the Parent Group to, and after Closing ALPHA and Buyer shall cause each member of the Parent Group to, (a) execute such documents and other papers and take such further actions as may  be  reasonably required or desirable to (i)  carry  out  the
provisions  hereof  and  the  transactions  contemplated   hereby
including, without limitation, voting of the Stock in any manner necessary to consummate the transactions contemplated hereby, and
(ii) return to DynCorp each of the standby letters of credit provided by DynCorp which support obligations of the Companies (including, without limitation, a beneficiary statement by an authorized officer on its letterhead to the effect that such letter of credit is cancelled) no later than the expiry date for each such letter of credit, and (b) cooperate in good faith to release DynCorp's guarantees for the performance of any of the Company's obligations under certain contracts and agreements (at no cost or expense to ALPHA, Buyer or any member of the Parent Group).

          6.9  Access to Records.

          (a) From the date hereof and through the Closing Date, Seller and DynCorp will permit and will cause each Company to permit, representatives of Buyer to have reasonable access during normal business hours to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Seller and each member of the Parent Group.

          (b) Following the Closing Date, (i) each of Seller and DynCorp shall, upon reasonable request of Buyer, permit representatives of Buyer, ALPHA or the Parent Group to have reasonable access during normal business hours to all books and records (including tax records), contracts, and documents in the possession of Seller or DynCorp pertaining to each member of the Parent Group and (ii) each of Buyer and the Parent Group shall, upon reasonable request of DynCorp, permit representatives of DynCorp and Seller to have reasonable access during normal business hours to all books and records (including tax records), contracts, and documents in possession of Buyer or the Parent Group pertaining to DynCorp and Seller.

          6.10 DynAir Russia.

          (a) Seller, DynCorp, ALPHA and Buyer shall both before and after the Closing cooperate with each other in good faith, and
shall   use   their  respective  reasonable  best   efforts,   to
restructure the portion of the Business conducted through DynAir Russia (the "Russian Restructuring") in a manner satisfactory to ALPHA.

          (b)  As of the date hereof, all the capital stock of DynAir
Russia   shall  have  been  transferred,  dividended,  sold,   or
otherwise disposed to a Person other than a member of the Parent Group, and without Liability to any member of the Parent Group and as of the Closing, the capital stock of Russia shall continue to be held by a Person other than a member of the Parent Group.

          (c) In addition, Seller and DynCorp shall, prior to the Closing, except as otherwise agreed in writing, cause all of the assets (net of any liabilities) of DynAir Russia (including, without limitation, its interest in the general partnership (the "Russian Partnership") formed pursuant to the Joint Venture and Partnership Agreement dated as of September 1, 1993 by and between DynAir Russia and Khabarovsk Airport and Khabarovsk Branch of Production and Commercial Association ("Aeroflot")) to be assigned and transferred to, or novated in favor of, DynAir Euroservices (UK) Ltd., without any Liability to any member of the Parent Group.

          6.11 Confidentiality. Attached hereto as Exhibit D is a letter agreement executed by DynCorp and ALPHA as of February 2, 1995, as  amended  on May 24, 1995, regarding ALPHA's undertaking  with respect  to Confidential Information.  Each of Seller and DynCorp
will,  and  will  cause  all  of  its  Subsidiaries,  Affiliates, employees,  directors,  officer, agents and  representatives  to, treat  and  hold  as  such  all of the Confidential  Information, refrain from using any of the Confidential Information except  in connection with this Agreement, and, following the Closing  Date, deliver  promptly  to the other or destroy, at  the  request  and
option  of   ALPHA, all tangible embodiments (and all copies)  of
the  Confidential Information which are in their possession.   In
the  event  that Seller or DynCorp is requested or  required  (by oral  question  or  request for information or documents  in  any legal  proceeding,  interrogatory, subpoena, civil  investigative
demand,   or   similar  process)  to  disclose  any  Confidential
Information, Seller or DynCorp, as the case may be,  will  notify
ALPHA  promptly of the request or requirement so that  ALPHA  may seek an appropriate protective order or waive compliance with the provisions  of this Section.  If, in the absence of a  protective order or the receipt of a waiver hereunder, Seller or DynCorp is, on  the advice of counsel, compelled to disclose any Confidential
Information  to any tribunal or else stand liable  for  contempt,
Seller  or  DynCorp,  as  the  case  may  be,  may  disclose  the
Confidential Information to the tribunal; provided,  that  Seller or  DynCorp,  as the case may be, shall use its best  efforts  to obtain,  at the request and cost (with respect to out  of  pocket
costs   only)  of  ALPHA,  an  order  or  other  assurance   that
confidential  treatment will be accorded to such portion  of  the
Confidential Information required to be disclosed as ALPHA  shall designate.  The  foregoing provisions  shall  not  apply  to  any
Confidential  Information  which is generally  available  to  the public  immediately prior to the time of disclosure.  As  of  the
Closing, DynCorp and Seller hereby assign to Buyer and ALPHA  all of  their  respective  rights  pursuant  to  any  confidentiality
agreements   with   other  Persons  regarding  any   confidential
information of the Companies.

          6.12 Public Announcements.

          (a) Subject to clause (b) below, the timing and content of all announcements regarding any aspect of this Agreement to the
financial  community,  Governmental  Bodies,  employees  or   the
general public at any time before or within a period of two months after Closing shall be mutually agreed upon in advance by DynCorp and ALPHA (such agreement in each case not to be unreasonably withheld or delayed).

          (b) Where an announcement is required by law (including, without limitation, the HSR Act) or any regulation or rule of any stock exchange (including, without limitation, the rules of the London Stock Exchange or compliance with the Securities Exchange Commission), it shall so far as is practicable be made by the affected party after consultation with the other parties and taking into account their reasonable requirements, but so that any reference in any such announcement to any other party must be agreed by that party (such agreement not to be unreasonably withheld or delayed).

          6.13 Tax Covenants.

          (a)(i) DynCorp shall cause the Parent Group to be included in DynCorp's consolidated federal income Tax Returns for all periods for which they are eligible to be so included, including, without limitation, the period from January 1, 1995 through the Closing Date, and in any other required state, local and foreign consolidated, affiliated, combined, unitary or other similar group income Tax Returns that include Seller or any affiliate of Seller for all Pre-Closing Periods for which any of them are required or permitted to be so included.

             (ii)  DynCorp shall (A) timely  prepare  and
file all such Tax Returns and timely pay when due all Taxes relating to such Tax Returns, and (B) timely prepare and file, or cause to be prepared and filed, all other income Tax Returns of the Parent Group for all taxable periods ending on or prior to the Closing Date and timely pay, or cause to be paid, when due all Taxes relating to such Tax Returns.

             (iii)  The Tax Returns described in clause
(ii) above shall be prepared or completed in a manner consistent with prior practice of DynCorp and the Parent Group with respect to Returns concerning the income, properties or operations of the Parent Group (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Buyer prior to the filing thereof. DynCorp will take no position on such returns that relate to the Parent Group that would adversely affect the Parent Group after the Closing Date. Except as provided in Section 6.13(b), the income of the Parent Group up to and including the Closing Date will be determined by closing the books of the Parent Group as of the close of business on the Closing Date.

          (b)(i) Any Taxes with respect to the income, property or operations of the Parent Group that relate to a Tax period beginning before the Closing Date and ending after the Closing Date (an "Overlap Period") shall be apportioned between Buyer and
DynCorp:

                          (A)   in  the case of real and personal
property Taxes (and any other Taxes not measured or measurable, in whole or in part, by net or gross income or receipts), on a per diem basis and,

                          (B)   in  the case of other  Taxes,  as
determined from the books and records of the Parent Group during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date consistent with the past practices of DynCorp and the Parent Group.

             (ii)  Buyer shall cause the Parent Group  to
file any Tax Returns for any Overlap Period, and Buyer shall pay, or cause to be paid, all state, local or foreign Taxes shown as due on any such Tax Returns.

             (iii) DynCorp shall pay Buyer its share of any such Taxes (to the extent DynCorp is liable therefor in accordance with this Section 6.13(b) to the extent not already paid by DynCorp) within five (5) Business Days of receipt of notice of such filing by Buyer, which notice shall set forth in reasonable detail the calculations regarding DynCorp's share of such Taxes.

             (iv) Buyer shall pay to DynCorp its share of any refunds from prior payments of any such Taxes within five (5)
Business Days of Buyer's receipt of such refunds.

          (c)(i) DynCorp shall have the right to represent the interests of the Parent Group in any Tax audit or administrative or court proceeding relating to Tax Returns described in Section 6.13(a) with respect to which DynCorp may be liable for Taxes pursuant to this Agreement (including any such proceedings relating to the income, properties or operations of the Parent Group); provided, that Buyer shall have the right (i) to participate in any such audit or proceeding to the extent that any such audit or proceeding may affect the Tax Liability of the Buyer or any of its Affiliates (including the Parent Group) and
(ii) to employ counsel of its choice at its own expense for purposes of such participation.

             (ii) Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of Buyer (which shall not be unreasonably withheld), neither DynCorp nor any Affiliate of DynCorp shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any Tax Liability, to the extent that any such compromise, settlement, consent or agreement may affect the Tax Liability of Buyer, any of its Affiliates or the Parent Group for any period ending after the Closing Date (including, but not limited to, the imposition of Tax Deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation period, the denial of amortization or depreciation deductions, or the reduction of loss or credit carry forwards).

          (d)(i) Buyer shall promptly notify DynCorp in writing upon receipt by Buyer, any Affiliate of Buyer or the Parent Group of any notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of the Parent Group, in each case for Pre-Closing Periods only, so long as Pre-Closing Periods remain open; provided, that failure by Buyer to comply with this Section 6.13(d)(i) shall not affect Buyer's right to indemnification relating to Taxes if such failure does not prejudice the rights of DynCorp.

             (ii) DynCorp shall promptly notify Buyer in writing upon receipt by DynCorp or any affiliate of DynCorp of notice of any pending or threatened Tax Audits or assessments relating to the income, properties or operations of the Parent Group, in each case for Pre-Closing Periods only; provided, that failure by DynCorp to comply with this Section 6.13(d)(ii) shall not affect DynCorp's right to indemnification relating to Taxes if such failure does not prejudice the rights of Buyer.

          (e) If the Parent Group or any consolidated, affiliated, combined, unitary or other similar Tax group of which any of the Parent Group is now or was formerly a member has any reduction in Tax Liability by reason of an adjustment with respect to a Pre-Closing Period and such adjustment has the effect of decreasing deductions or credits, or increasing income, for any taxable year or tax period (including an Overlap Period) ending after the Closing Date, then DynCorp shall pay to Buyer an amount equal to the Tax detriment attributable to such decreased deductions or credits, or increased income, as and when the Parent Group or any consolidated, affiliated, combined, unitary or other similar Tax group of which any of the Parent Group may be a member actually suffers such detriment and is required to make a payment on account thereof.

          (f) Neither DynCorp nor any Affiliate of DynCorp shall, without the prior written consent of Buyer (which shall not be unreasonably withheld), file, or cause to be filed, any amended Tax Return or claim for Tax refund, with respect to the Parent Group for any Pre-Closing Period, to the extent that any such filing may affect the Tax Liability of Buyer, any of its Affiliates or the Parent Group for any period ending after the Closing Date (including, without limitation, the imposition of Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards).

          (g) Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements, whether or not written, that include the Parent Group, including, without limitation, any arrangement by which any of the Parent Group makes compensating payments to each other or any other member of any affiliated, consolidated, combined, unitary or other similar Tax group for the use of certain tax attributes, shall be terminated as of the Closing Date and shall have no further force or effect for any taxable year or period thereof.

          (h) (i) After the Closing Date, Buyer and DynCorp shall provide each other, and Buyer shall cause the Parent Group to provide DynCorp, with such cooperation and information relating to the Parent Group as either party reasonably may request in:

                          (A) filing any Tax Return, amended  Tax
Return or claim for refund;

                          (B) determining any Tax Liability or  a
right to refund of Taxes;

                         (C) conducting or defending any audit or
other proceeding in respect of Taxes; or

                          (D)  effectuating  the  terms  of  this Agreement.


           The tax package which DynCorp has customarily required of the Companies will be delivered to DynCorp within 30 days after the final determination of the Closing Balance Sheet pursuant to Section 1.3.

                     (ii)  The  parties shall retain,  and  Buyer
shall cause the Parent Group to retain, all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the earlier of (a) the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate or (b) five years after the Closing Date. During such period, Buyer and DynCorp shall be entitled to copy any related documents in the other's possession at its own expense.

                    (iii)  Any information obtained under this
Section 6.13 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any Tax audit or other proceeding in respect of Taxes.

          (i) Seller shall be liable for, and shall pay when due, any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement and Seller or DynCorp shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes.

          (j)(i) With respect to Parent, DynAir Services Inc. and DynAir CFE Services Inc. (and such other Companies as the Buyer determines in its sole discretion), (A) Seller and DynCorp will join  with  Buyer  in making an irrevocable election  under  Code
Section 338(h)(10) and the regulations promulgated thereunder (and any corresponding provisions under state, local, or foreign law) and (B) with respect to any state, local, or foreign jurisdiction that does not recognize an election under the preceding clause (A), Buyer shall make an irrevocable election under Section 338(g) of the Code and the regulations promulgated thereunder, and any corresponding provision under state, local or foreign law (the elections in clauses (A) and (B) immediately
above  are referred to collectively as the "Elections").   Seller
and DynCorp will pay any Tax attributable to or resulting from the making of the Elections and will indemnify Buyer and each member of the Parent Group against any Adverse Consequences arising out of any failure to pay such Tax.

             (ii)  Buyer and DynCorp agree to comply with
all of the requirements and conditions of Code Sections 338(g) and 338(h)(10), the Treasury Regulations promulgated thereunder and all other applicable Code sections and Treasury Regulations relating thereto, including, without limitation, the timely filing of Department of Treasury Form 8023 entitled "Corporate Qualified Stock Purchase Election," which Buyer shall be responsible for preparing.

             (iii) Neither Buyer, Seller nor DynCorp will take any action, including, without limitation, any action in connection with the filing of income Tax Returns of any Person, which would be inconsistent with or prejudice the Elections.

             (iv)  Within  the earlier  of  (x)  60  days
following the final determination of the Closing Balance Sheet pursuant to Section 1.3 and (y) 195 days following the Closing Date, Buyer and ALPHA shall, at their own expense cause American Appraisal Associates to deliver an appraisal to ALPHA and/or Buyer and DynCorp for the purposes of determining an allocation of the Purchase Price (together with liabilities assumed by operation of law hereunder and other relevant items) among the assets of the Parent Group. Such allocation shall be binding on Buyer, ALPHA, Seller and DynCorp and shall comply with the requirements of Code Section 338 and the Treasury Regulations thereunder.

          (k) DynCorp (i) at its own expense shall report, or shall cause any of its affiliates to report, any final federal income Tax adjustment made by the U.S. Internal Revenue Service with respect to Pre-Closing Periods to the appropriate state, local and foreign Tax authorities, and (ii) shall be solely liable for payment of any local, foreign, or local Taxes payable as a result of any such adjustment.

          6.14 Other Agreements.

          (a) Seller and DynCorp shall cause the Heller Funding Arrangements, the Operating Leases and all equipment leases, sale leaseback agreements, fixed-asset financings, equipment funding agreements and other similar agreements regarding any assets used or usable by the Companies in the conduct of the Business as presently conducted or proposed to be conducted with outstanding obligations of principal, interest, lease payment, or other cash obligations (whether contingent or otherwise) (including, without limitation, all safe harbor leases to which any member of the Parent Group was a party and the rights of which were assigned to, and all debt related to which was assumed by, DynCorp or one of its Subsidiaries other than a member of the Parent Group), all of which are set forth on Schedule 6.14(a)(i) hereto (collectively, the "Equipment Leases"), to be terminated and to have all other obligations thereunder satisfied or waived on or prior to the Closing, and all such assets shall be owned or acquired by the Companies free and clear of any Liens on or prior to the Closing (subject only to the filing of the requisite UCC-3 termination statements). All operating leases of the Companies (other than the Equipment Leases) relating to assets used in the operation of Business are set forth on Schedule 6.14(a)(ii) and shall remain in full force and effect.

          (b) Seller and DynCorp shall cause all Indebtedness to be repaid (other than as set forth in Schedule 6.14(b)), all guarantees of Indebtedness executed by the Companies (other than such guarantees executed solely in favor of one of the other Companies) to be terminated and all accounts receivable and accounts payable of the Business, on the one hand, arising from transactions with the other businesses, operations, Affiliates of DynCorp and Seller, on the other hand, to be written off and thereby treated to that extent as repaid and discharged in full and the remaining balance to be terminated, cancelled, released and/or forgiven, in their entirety, on or prior to the Closing Date by the payment of a dividend to Seller of not more than amounts legally distributable. Except as set forth in Schedule 6.14(b) hereto, Seller and DynCorp shall cause all Liens on any assets used by the Companies in the conduct of the Business as presently conducted or proposed to be conducted, to be released and discharged substantially contemporaneously with the Closing on terms and conditions reasonably satisfactory to ALPHA.

          (c) DynCorp and ALPHA shall enter into a letter agreement
(the   "Corporate  Services  Letter  Agreement")  regarding   the
provision of certain corporate services by DynCorp and Seller to the Companies after the Closing Date (including the lease of certain office space) in the form set forth in Exhibit E hereto.

          (d) Seller and DynCorp shall cause (i) all accounts receivables of the Companies sold pursuant to the Receivables
Program as of the Closing Date to be transferred to the Companies, without any cost or Liability to the Companies, and
(ii) all obligations of the Companies under the Receivables Program to be unconditionally released and terminated on terms and conditions reasonably satisfactory to ALPHA.

          (e) DynCorp and Seller shall cause any shares of capital stock of DynAir Euroservices (UK) Ltd. not held by a member of the Parent Group to be transferred to a member of the Parent Group, without any cost or Liability to any member of the Parent Group.

          (f) DynCorp and Seller shall (i) transfer title to the property held by DynAir Services, Inc. (the "Wrightstown Property") to a Person other than a member of the Parent Group, in full compliance with ISRA and all rules and regulations of the New Jersey Department of Environmental Protection, and DynCorp or the Seller shall perform all undertakings required in connection therewith, and shall submit written notification to the appropriate Governmental Bodies of the State of New Jersey as required by ISRA and shall designate DynCorp or Seller or one of its respective Subsidiaries (other than a member of the Parent Group) as the "Ordered Party" as defined by ISRA and (ii) use their respective best efforts to conduct a "Phase II" environmental audit of the property leased by the Companies in Vincentown, New Jersey (the "Vincentown Property") as contemplated by the Lease Agreement, dated as of May 1, 1995, by and among DynAir Services Inc., as lessee, and Frank Giordano and Frances Cappuccio, as lessors, at no cost and expense to ALPHA, Buyer or any member of the Parent Group, in a manner which apportions Liabilities for failures to meet or satisfy any Environmental or Safety Requirements between the lessors of the Vincentown Property and the Companies.

          (g) Seller and DynCorp, on the one hand, and ALPHA and Buyer, on the other hand, agree to cooperate in good faith in attempting to locate aircraft fueling business opportunities in Mexico through DynAir Mexico and if successful, to execute a mutually satisfactory operating agreement in connection therewith.

          6.15 Seller Consents and Approvals. Seller and DynCorp will, and will cause their Subsidiaries to, promptly prepare and file in co-operation with Buyer and ALPHA a notification and report form under the HSR Act and all other notices, applications and other instruments required in connection therewith, and will thereafter use and cause its Subsidiaries to use its and their best efforts to obtain, at the earliest practical date, termination of the waiting period under the HSR Act with respect to the transactions contemplated hereby and all other governmental or regulatory consent, approvals or clearances required in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Consents and Approvals"). Seller and DynCorp will notify Buyer and ALPHA of all requests, terms and conditions made or sought to be imposed on Seller and DynCorp or any of their Subsidiaries (whether such requests, terms or conditions are made or to be fulfilled prior to or subsequent to the receipt of the Seller Consents and Approvals) in connection with obtaining such Seller Consents and Approvals and will discuss with Buyer and ALPHA the acceptability of such requests, terms and conditions, and will mutually agree on the nature of the response to be made by Seller and DynCorp or any of their Subsidiaries with respect thereto. Seller and DynCorp will, and will cause their Subsidiaries to, comply with all such requests and terms and conditions made or sought to be imposed in connection with obtaining the Seller Consents and Approvals.

          6.16 ALPHA Shareholder Approval. ALPHA hereby agrees to include in the ALPHA Circular to be issued to its shareholders a recommendation from its Directors to vote in favor of the resolutions to approve the transactions contemplated hereby and, to the extent consistent with the fiduciary duties of its Directors, ALPHA shall use all reasonable efforts to secure the passing of such resolutions.

          6.17 Insurance Matters.

          (a) ALPHA agrees that as of 11:59 p.m., New York time on the Closing Date, DynCorp may cease providing insurance and self-insurance coverage for the assets or Business of the Parent Group and may permit coverage under the Insurance Policies to cease for any occurrence after that time.

          (b) Any premium adjustments made to the Insurance Policies in respect of any periods up to and including the Closing Date shall
(if  such  adjustments result in a net credit) belong to  DynCorp and shall (if such adjustments result in an additional premium payable) be borne and paid for by DynCorp, except to the extent
that  such  adjustments  are reflected on  the  Closing   Balance
Sheet.

          (c) DynCorp further agrees that it shall at its own cost and expense continue with the administration of all insurance claims arising from incidents which have occurred before the Closing Date in relation to the assets or Business of the Parent
Group.   Insofar  as DynCorp shall have paid and  discharged  any
Liabilities incurred or to be incurred by any member of the Parent Group in respect of any such incidents DynCorp, shall be entitled to retain for its own benefit all and any monies received under the Insurance Policies in respect of such claims.

          (d) DynCorp hereby agrees with Buyer, for the benefit of Buyer and each of the Companies, that it will not terminate coverage under the Insurance Policies in respect of claims that may be made against any of the Companies which have their cause or origin wholly or partly in the period prior to Closing, and that it will not at any time after the Closing take any action which might cause or otherwise result in such coverage ceasing.

          (e) Buyer hereby agrees that it shall, and shall cause personnel of the Companies, to cooperate in good faith in connection with DynCorp's obligations set forth in Section
6.17(c).

7.               CONDITIONS  TO THE OBLIGATION  OF  BUYER.   The
obligation  of  Buyer  to  consummate  the  transactions  to   be
performed by it in connection with the Closing is subject to satisfaction of the following conditions precedent:

          7.1 Representations, Warranties and Covenants. Each representation and warranty set forth in Section 3 or Section 5 above shall be true and correct in all material respects at and as of the Closing Date as though then made, or an event or act shall occur which, had it occurred before the date of this Agreement, would have constituted a breach of any of such representations or warranties, and Seller, DynCorp and the Companies shall have performed and observed in all material respects each covenant or other obligation to be performed or observed by them pursuant to this Agreement and unrelated documents prior to the Closing.

          7.2 Opinion of the Seller's Counsel. Buyer shall have received an opinion of H. Montgomery Hougen, Esq., counsel to Seller and DynCorp, dated as of the Closing Date, substantially in the form of Exhibit F hereto.

          7.3 Consents (Regulatory). All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Body (including, without limitation, all filings required under the HSR Act) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, and the expiration or early termination of all applicable waiting periods (including any extensions thereof) under the HSR Act and the regulations thereunder shall have
occurred.   All consents required from third parties  (including,
without limitation, those set forth in Schedule 5.9) in order for Seller and DynCorp to consummate the transactions contemplated hereby shall have been obtained, except for such consents, the failure of which to obtain could not have a Material Adverse Effect.

          7.4 Corporate Services Letter Agreement.  DynCorp and
Seller  shall  have  entered into the Corporate  Services  Letter
Agreement, which shall be in full force and effect as of the Closing.

          7.5 Material Adverse Change. No change which could reasonably be expected to have a Material Adverse Effect shall have occurred following the date hereof.

          7.6 Proceedings. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, stipulation, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions
contemplated   by  this  Agreement  to  be  rescinded   following
consummation, (c) affect adversely the right of the Buyer to own the Stock and to control the Companies, or (d) affect adversely the right of any Company to own any significant portion of its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, stipulation or charge having such effect, shall then exist).

          7.7 Resignations. Buyer shall have received the resignations, effective as of the Closing, of each director and officer of each Company who is not an employee of a Company at the Closing.

          7.8 ALPHA Shareholder Approval. The ordinary shareholders of ALPHA shall have resolved to approve the execution and performance of this Agreement and the transactions contemplated hereby at a general meeting of ALPHA to be convened by the ALPHA Circular.

          7.9 Underwriting Agreement. The Underwriting and Placing Agreement dated as of the date hereof between ALPHA and UBS Limited shall have become unconditional in all respects in accordance with its terms and shall not have lapsed or been terminated for any reason prior to such time.

          7.10 Bank Agreement. The conditions to drawdown under the Credit Facility Agreement dated as of the date hereof by and among ALPHA, certain Subsidiaries of ALPHA, Midland Bank, plc, as arranger and certain other parties thereto shall have been met to the satisfaction of the Agent (as therein defined).

          7.11 Actions of Seller. All actions to be taken by Seller and DynCorp in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments,
and   other   documents  required  to  effect  the   transactions
contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          7.12 Repayment of Indebtedness. Seller shall deliver evidence reasonably satisfactory to Buyer that all Indebtedness (including any obligation described in Sections 6.14(a) or 6.14(b)) owed by any member of the Parent Group has been repaid and satisfied or otherwise released, extinguished or forgiven in full in accordance with Section 6.14(b) prior to the Closing.

          7.13 Release of Liens and Guarantees. Seller shall deliver evidence reasonably satisfactory to Buyer that all Liens shall have been released and all guarantees of Indebtedness executed by any member of the Parent Group terminated, in each case in accordance with Section 6.14(b).

          7.14 Equipment Leases. Seller shall deliver evidence reasonably satisfactory to Buyer that the Heller Funding Arrangements and all other Equipment Leases shall have been terminated and the assets comprised therein acquired or re-acquired by the Parent Group all in accordance with Section 6.14(a).

          7.15 DynAir Russia. Seller shall deliver evidence reasonably satisfactory to Buyer that all actions required by Sections 6.10(b) and 6.10(c) have been completed.

          7.16 Receivables Program. Seller shall deliver evidence reasonably satisfactory to Buyer that the actions referred to in
Section 6.14(d) have been completed.

          7.17 Pre-Closing Reorganizations. Seller shall deliver evidence reasonably satisfactory to Buyer that the actions required by Section 6.14(e) have been completed.

          7.18 Escrow Agreement. The Escrow Agreement shall remain in full force and effect.

          7.19 Material Consents (Contracts and Permits). Seller shall deliver evidence reasonably satisfactory to Buyer that all such consents, approvals, confirmations and agreements have been obtained and have not been revoked or withdrawn or in any way modified prior to Closing as to ensure that the Parent Group will be able to provide the necessary services and perform its obligations under and secure the benefit of each of the Contracts and Permits listed in Schedule 7.19 on no less favorably terms (including, without limitation, as to duration and price) than pertain immediately prior to the date of this Agreement.

          7.20 DynCorp Class C Approval. The DynCorp Class C Approval shall remain in full force and effect.

          7.21 Waiver. Buyer may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing; provided, that neither Buyer, ALPHA nor (following Closing) the Parent Group is as a result of such waiver or as a result of Closing rendered in breach of any applicable law or regulation in any applicable state or jurisdiction.

8.              CONDITIONS TO OBLIGATIONS OF SELLER AND DYNCORP.
The obligation of Seller and DynCorp to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions precedent:

          8.1 Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing
Date.

          8.2 Opinion of the Buyer's Counsel. The Company shall have received an opinion of Paisner & Co., U.K. counsel to the Buyer, dated the Closing Date, substantially in the form of Exhibit G hereto.

          8.3 HSR. All filings required by the HSR Act in connection with the transactions contemplated hereby shall have been made, and the expiration or early termination of all applicable waiting periods (including any extensions thereof) under the HSR Act shall have occurred.

          8.4 Waiver. Seller may waive any condition specified in this Section 8 if it executes a writing so stating at or prior to the Closing.


9.              INDEMNIFICATION.

          9.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and continue in full force and effect for 20 months thereafter (subject to any applicable statutes of limitations); provided, that (i) the representations and warranties made in Section 5.25 shall survive for a period of four (4) years following the Closing, (ii) the representations and warranties made in Section 5.14 shall survive until six months following the expiration of the applicable
statute  of  limitations,  and  (iii)  the  representations   and
warranties made in Section 3.2 and Sections 3.5, 5.3 and 5.4 shall survive forever; provided further, that in the event that any party hereto makes a claim for a breach of a representation or warranty under this Section 9 prior to the last day such representation or warranty would otherwise survive pursuant to this Section 9.1, such representation and warranty shall survive until final disposition of such claim.

          9.2 Obligations of Seller and DynCorp to Indemnify Buyer.

           (a) Subject to the terms of Sections 9.1 and 9.5, Seller and DynCorp hereby agree to indemnify, jointly and severally, Buyer, and following the Closing, each member of the Parent Group and their Affiliates, employees, directors, officers, agents and representatives (other than any such officer or employee of the
Companies (1) who was an officer or employee of one of the Companies prior to the Closing Date and (2) who contributed to
the   facts  or  circumstances  which  are  the  subject  of  the representation and warranty that has been breached in  bad  faith
or   by  a  negligent  or  wrongful  act)  (collectively,  "Buyer
Indemnitees"), from and against the entirety of any Adverse Consequences any Buyer Indemnitees may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by the breach by Seller or DynCorp of (or in the event any third party alleges facts that, if true, would mean that Seller, DynCorp or their respective Affiliates, employees, directors, officers, agents and representatives have breached) (i) any of the representations or warranties of Seller or DynCorp contained herein (including, without limitation, the representations and warranties contained in Section 3 and 5 hereof) and (ii) any of the covenants of Seller or DynCorp contained herein. All amounts payable hereunder shall be made in full without deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise unless such deduction or withholding is required by law), except that (A) all such amounts payable hereunder shall be reduced by an amount equal to the net reduction in any year in the Taxes payable for such year by any Buyer Indemnitee, or any member of a consolidated group of which such Buyer Indemnitee is a part, which reduction is actually realized in such year solely as a result of the payment of such amounts and (B) if such Buyer Indemnitee (or related consolidated group) is liable for any additional Taxes as a result of a payment of any amount hereunder, Seller or DynCorp shall pay such Buyer Indemnitee (x) an additional amount equal to the amount of such additional Taxes plus (y) any additional amounts required to pay additional Taxes imposed with respect to the amounts payable under clause (x) and this clause (y), such that such Buyer Indemnitee receives, net of the payment of such additional Taxes, the amount it would have received had such Taxes not been payable.

          (b)Irrespective of any disclosure by DynCorp and Seller hereunder or in the Schedules hereto, or any knowledge of ALPHA or Buyer (or any officer or employee thereof), and subject to the terms of Sections 9.1 and 9.5, Seller and DynCorp hereby agree to indemnify, jointly and severally, Buyer Indemnities from and against the entirety of any Adverse Consequences any Buyer Indemnitees may suffer through or after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by (i) the termination of the Equipment Leases in accordance with Section 6.14(f), (ii) the operations of DynAir Russia, including Liabilities of the Russian Partnership or the partners thereof, to the extent that the same have their cause or origin wholly or partly in the period prior to the Closing Date, and any Liabilities resulting from, relating to, or arising out of the implementation of the actions referred to in Sections 6.10(b) or 6.10(c), (iii) the Receivables Program or termination thereof with respect to the Companies as described in Section 6.14(d), (iv) any agreement under which any Parent Group acquired the shares of any other company or any business and related assets and liabilities, including (but without limitation) any deferred consideration of any kind required to be paid at any time in respect of any such acquisition, (v) any agreement under which any member of the Parent Group disposed of the shares of any other company or any business and related assets and liabilities, including, but without limitation, any liabilities in respect of warranties or indemnities given in connection therewith, (vi) any agreement or arrangement no longer in force to which any member of the Parent Group was an original contracting party and under which any member of the Parent Group has any residual Liability, (vii) any Liability of DynCorp or any of its Subsidiaries or Affiliates (other than a member of the Parent Group), (viii) the implementation of the actions required by Section 6.14(f)(i), or the environmental conditions of the Wrightstown Property, the Vincentown Property, the JFK Property or the Specified Properties to the extent that the same have their cause or origin wholly or partly in the period prior to the Closing, (ix) all worker's compensation, general and aviation Liabilities of the Companies of the type or nature included, or which would have been included, under DynCorp's or the Seller Group's insurance programs in effect prior to Closing (including, without limitation, amounts which would be borne by the Companies under the deductible or self-insured portion of any such Liabilities) arising out of, or based upon, occurrences prior to the Closing, (x) any Liabilities resulting from, payable to or in respect of any employee benefit plans of DynCorp or Seller not assumed by Buyer pursuant to the terms hereof, and (xi) the Parent Contribution and the actions set forth in Section 6.14(e). All amounts payable hereunder shall be payable in US Dollars and shall be made in full without deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise unless such deduction or withholding is required by law), except that (A) all such amounts shall be reduced by an amount equal to the net reduction in any year in the Taxes payable for such year by any Buyer Indemnitee, or any member of a consolidated group of which such Buyer Indemnitee is a part, which reduction is actually realized in such year solely as a result of the payment of such amounts and (B) if such Buyer Indemnitee (or related consolidated group) is liable for any additional Taxes as a result of a payment of any amount hereunder, Seller or DynCorp shall pay such Buyer Indemnitee (x) an additional amount equal to the amount of such additional Taxes plus (y) any additional amounts required to pay additional Taxes imposed with respect to the amounts payable under clause (x) and this clause (y), such that such Buyer Indemnitee receives, net of the payment of such additional Taxes, the amount it would have received had such Taxes not been payable.

          (c) Irrespective of any disclosure by DynCorp and Seller hereunder or in the Schedules hereto, or any knowledge of ALPHA or Buyer (or any officer or employee thereof), and subject to Sections 9.1 and 9.5, DynCorp and Seller will jointly and severally indemnify Buyer and each member of the Parent Group, and  each of their respective Affiliates, successors and assigns, in respect of, and save and hold harmless against any and all Liability for (i) Taxes assessed against (x) each member of the
Parent  Group  with  respect  to  any  Pre-Closing  Periods   and
(y) DynAir Russia, and (ii) Taxes assessed against each member of the Parent Group with respect to any Overlap Period to the extent such Taxes relate to the portion of such period ending on the Closing Date, (iii) Taxes assessed against any of them with respect to activities or operations of the Business on or prior to the Closing Date and (iv) the Taxes of any other Person (other than a member of the Parent Group), whether under Treas. Reg. section 1.1502-6 (or any similar provision of state, local or foreign law), as a partner, shareholder, transferee or successor, by contract or otherwise. All amounts payable hereunder shall be payable in US Dollars and shall be made in full without deduction
or   withholding  whatsoever  (whether  in  respect  of  set-off, counterclaim, duties, taxes, charges or otherwise unless such deduction or withholding is required by law), except that (A) all such  amounts  payable hereunder shall be reduced  by  an  amount equal  to the net reduction in any year in the Taxes payable  for
such   year  by  any  Buyer  Indemnitee,  or  any  member  of   a
consolidated group of which such Buyer Indemnitee is a part, which reduction is actually realized in such year solely as a result of the payment of such amounts and (B) if such Buyer
Indemnitee (or related consolidated group) is liable for any additional Taxes as a result of a payment of any amount hereunder, Seller or DynCorp shall pay such Buyer Indemnitee
(x)  an  additional amount equal to the amount of such additional
Taxes  plus (y) any additional amounts required to pay additional
Taxes  imposed with respect to the amounts payable  under  clause
(x) and this clause (y), such that such Buyer Indemnitee receives net of the payment of such additional Taxes, the amount it would have received had such Taxes not been payable.

          9.3 Obligation of ALPHA and Buyer to Indemnify Seller and
DynCorp.    ALPHA  and  Buyer hereby agree to  indemnify  Seller,
DynCorp  and  their respective Affiliates, employees,  directors,
officers,  agents  and  representatives  (collectively,   "Seller
Indemnitees") from and against the entirety of any Adverse Consequences any Seller Indemnitees may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, or caused by the breach by ALPHA or Buyer
(or  in  the event any third party alleges facts that,  if  true,
would   mean   ALPHA   or  Buyer  has  breached)   any   of   its
representations, warranties, and covenants of ALPHA or Buyer contained herein. All amounts payable hereunder shall be made in full without deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, Taxes, charges, or otherwise unless such deduction or withholding is required by law), except that (A) all such amounts payable hereunder shall be reduced by an amount equal to the net reduction in any year in the Taxes payable for such year by any Seller Indemnitee, or any member of a consolidated group of which Seller Indemnitee is a part, which reduction is actually realized in such year solely as a result of the payment of such amounts and (B) if such Seller Indemnitee (or related consolidated group) is liable for any additional Taxes as a result of a payment of any amount hereunder, Buyer or ALPHA shall pay such Seller Indemnitee (x) an amount equal to the amount of such additional Taxes plus (y) any additional amounts required to pay additional Taxes imposed with respect to the amounts payable under clause (x) and this clause
(y), such that such Seller Indemnitee receives, net of the payment of such additional Taxes, the amount it would have received had such Taxes not been payable.

          9.4 Matters Involving Third Parties.

          (a) If any third party (including any Governmental Body) shall notify any party hereto (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against, and undertake resolution of, the
Third   Party  Claim  with  counsel  of  its  choice   reasonably
satisfactory  to  the  Indemnified  Party  so  long  as  (i)  the
Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim (provided that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of
any   Adverse  Consequences  the  Indemnified  Party  may  suffer resulting from, arising out of, relating to or caused by, and would not have resulted but for, the Indemnifying Party's exercise of its rights under this Section 9.4(b)), (ii) the Third Party Claim involves only money damages and does not seek an
injunction   or  other  equitable  relief  (provided   that   the
Indemnifying Party may participate, at its own cost and expense, in any Third Party Claim which involves injunctive or equitable relief), and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (provided that if such consent is not given and there was no reasonable basis for not giving such consent, and such Third Party Claim ultimately results in a monetary judgment or settlement greater than such proposed judgment or settlement, the party withholding such consent shall be responsible for (x) any amount of such ultimate judgment or settlement in excess of the amount of judgment or settlement so proposed and (y) for all reasonable out-of-pocket expenses of defense or settlement incurred subsequent to the time that such consent was withheld), (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (provided that if such consent is not given and there was no reasonable basis for not giving such consent, and such Third Party Claim ultimately results in a monetary judgment or settlement greater than such proposed judgment or settlement, the party withholding such consent shall be responsible for (x) any amount of such ultimate judgment or settlement in excess of the amount of judgment or settlement so proposed and (y) for all reasonable out-of-pocket expenses of defense or settlement incurred subsequent to the time that such consent was withheld) and (iv) the Indemnified Party shall cooperate in good faith to assist the Indemnifying Party in its defense or settlement of such Third Party Claim, and shall use reasonable best efforts to mitigate the monetary damages with respect thereto; provided, that nothing in this clause (iv) shall be deemed to obligate the Indemnified Party to take any action which could, in its reasonable judgment, adversely affect the continuing business interests of the Indemnified Party.

          (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, and with respect to the condition set forth in Section 9.4(b)(iii) only, continues to be unsatisfied for a period of 15 days after receipt by the
Indemnifying Party of written notice of such event, (i) the Indemnified Party may, after consultation with the Indemnifying Party, defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem reasonably appropriate, (ii) the
Indemnifying   Parties  will  reimburse  the  Indemnified   Party
promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and
expenses),  and  (iii)  the  Indemnifying  Parties  will   remain
responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

          9.5 Limitations on Indemnification.

          (a) Neither Seller nor DynCorp shall be required to indemnify a Buyer Indemnitee pursuant to Section 9.2(a)(i) in the event and to the extent that DynCorp and Seller can establish that any officer or senior manager of ALPHA had actual and specific knowledge of such misrepresentation or breach on the date hereof.

          (b) Neither DynCorp nor Seller shall be required to pay any indemnification otherwise due to any Person under Section 9.2 unless the aggregate of all amounts for which indemnity would otherwise be payable by DynCorp or Seller exceeds $300,000 (the "Threshold"), and in such event, DynCorp and Seller be liable for the Threshold and any such amounts in excess of the Threshold.

          (c) The total indemnification to be paid by DynCorp and Seller under Sections 9.2(a)(i) and 9.2(b)(iv), (v), (vi) and
(viii),  shall  not  exceed  an aggregate  of  $20,000,000.   Any
amounts payable by DynCorp or Seller under the provisions set forth in this Section 9.5(c) shall be applied to the indemnification limitations set forth in Section 9.5(d).

          (d) Other than expressly set forth in Section 9.5(c), the total indemnification to be paid by DynCorp and Seller under Sections 9.2(a), 9.2(b) (other than with respect to indemnities contained in the subclauses referred to in Section 9.5(c)) and 9.2(c) shall not exceed in the aggregate the Purchase Price. Any indemnification amounts payable by DynCorp or Seller under the provisions set forth in this Section 9.5(d) shall not be applied to the indemnification limitations set forth in Section 9.5(c).

          (e) Neither DynCorp nor Seller shall be required in respect of any Liability to pay any indemnification otherwise due any Person under Section 9.2 if, and only to the extent that, an amount in respect of such Liability has been provided for in the Closing Balance Sheet.

          9.6 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have for any claim or cause of action based on fraud.


10.                 NON-COMPETITION; NON-SOLICITATION.

          10.1 Covenant Not to Compete. DynCorp and Seller undertake that they shall not, and shall procure that none of its Affiliates (including but without limitation Seller) will, for a period of five (5) years after the date of this Agreement (except in the case of Section 10.1(b) and (c) where the undertaking shall be without limit of time) either alone or jointly with, through or as manager, adviser, consultant or agent for any Person, directly or indirectly:

          (a) carry on, or be engaged, concerned or interested in the Business or any business which competes, directly or indirectly, with the Business of any member of the Parent Group as carried on at the date of this Agreement and at Closing within the United Kingdom, Europe, the Pacific Basin or any geographical area in which the Business or such business was carried on, or was planned to be carried on, as of such dates; provided, that nothing herein shall preclude DynCorp, Seller or any of its Affiliates and Subsidiaries from conducting any such business in Mexico in accordance with DynCorp's obligations pursuant to
Section 6.14(g).

          (b) use in connection with any business, or procure the use of, any trade or business name or distinctive mark, style or logo owned by any member of the Parent Group or used by it in the Business at the date of this Agreement or at the Closing;

          (c) solicit or endeavor to entice away, offer employment to or contract for the services of, any person who was an employee of any member of the Parent Group or employed in the Business engaged in skilled or managerial work at any time in the period of two (2) years immediately prior to the Closing Date.

     It is intended that each of the foregoing provisions of this
Section   10.1   shall  constitute  an  entirely   separate   and
independent restriction.

          10.2 DynAir Names. DynCorp and Seller agree that, following the Closing, (a) they and their respective Subsidiaries and Affiliates, other than members of the Parent Group, shall have no right to, and will cease to use, the "DynAir" name, including any words or letters confusingly similar to such names (collectively, the "DynAir Names"), and that all of their respective rights to use the DynAir Names and the goodwill represented thereby and pertaining thereto will be terminated at the Closing, (b) if any assets owned by them or any of their respective Subsidiaries and Affiliates and not owned by Buyer or the Parent Group following the Closing, including, without limitation, any promotional materials or printed forms, bear the DynAir Names, DynCorp and Seller shall, prior to the use of such assets, delete or cover the DynAir Names and clearly indicate thereon that the Business is no longer affiliated with DynCorp, Seller or any of their respective Subsidiaries and (c) they shall cause DynAir Russia and any other of their respective Subsidiaries and Affiliates, the corporate or tradenames of which include the DynAir Names, to change their respective names so as not to include the DynAir Names on or immediately following the Closing (except that DynAir Russia's name need only be changed within six months following Closing); provided, that no such change to DynAir Mexico's corporate name will be required to be made hereunder so long as DynCorp and Seller are in compliance with Section 6.14(g). DynCorp and Seller agree that they will enforce in good faith all remedies available at law or equity for any breach of any of the provisions of Section 5.5 of the Stock Purchase Agreement dated as of June 30, 1995 by and among DynCorp, DynCorp Aviation Services, Inc. and Sabreliner Corporation.

          10.3 Enforceability.

          (a) DynCorp, Seller, Buyer and ALPHA hereby agree that whilst the restrictions set out in Section 10.1 are considered fair and reasonable, if a court of competent jurisdiction shall hold that any of the restrictions stated herein are void or unenforceable as going beyond what is fair and reasonable in all the circumstances and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities for any of the periods of time, geographical limits or ranges of activities set out in Section 10.1 it would not be void, then there shall be substituted such next less extensive period or limit or activity or such deletions shall be made as shall render Section 10.1 valid and enforceable.

         (b) In the event that DynCorp sells all or more than 50% of the assets of DynCorp or any of its Subsidiaries to any Person, or any Person acquires or otherwise obtains, by way of merger, stock purchase, recapitalization or otherwise, more than 50% of the common stock of DynCorp (calculated on a fully diluted basis) or its Subsidiaries, prior to the termination of its obligation under this Section 10, DynCorp shall cause such Person to enter into a binding agreement in favor and on terms enforceable by the Companies in which such Person shall agree to be bound by the terms of this Section 10 in relation to the company or companies acquired by it until the expiration of the obligations of DynCorp and Seller as set forth this Section 10.

         10.4 No Solicitation. Neither DynCorp nor any of its Subsidiaries shall, nor will DynCorp permit its affiliates, officer, directors, employees, representatives and agents to, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information (including a copy or terms of this Agreement) to, any Person or group of Persons (other than ALPHA or an Affiliate, representative or agent of ALPHA) concerning, or enter into any agreement providing for (other than in the ordinary course of business), the merger, sale of material assets, sales of shares of capital stock or similar transactions involving the Companies or any of them, or DynAir Russia (except as otherwise contemplated hereby) (a "Company Sale"); provided, that DynCorp may furnish or cause to be furnished information to such Persons, may participate in such discussions or negotiations with such Persons in response to an unsolicited communication or take any other action as directed by DynCorp's outside counsel if DynCorp's outside counsel issues a written opinion that the terms of the related proposal are such that the failure to provide such information, participate in such discussions or negotiations or take such other action could reasonably involve the members of DynCorp's Board of Directors in a breach of their fiduciary duties (a "Specified Offer"). DynCorp will immediately communicate to ALPHA the terms of any proposal received or the fact that DynCorp has received an inquiry with respect to, or has participated in discussions or negotiations or taken any such other action in respect of, any such transaction with any Person, and DynCorp shall keep ALPHA fully informed, on a prompt basis, of all communications between DynCorp and such Persons in connection therewith.


11. GUARANTEE OF ALPHA. In consideration of the mutual covenants contained herein ALPHA hereby guarantees in favor of Seller and DynCorp the prompt and timely performance of each of the obligations made and assumed by Buyer under this Agreement and ALPHA shall on demand by Seller or DynCorp perform and discharge in a timely fashion any obligation of Buyer under this Agreement if Buyer fails to perform and discharge the same on its due date.


12.                 TERMINATION OF AGREEMENT.

          12.1 Termination. The parties hereto may terminate this Agreement as provided below:

          (a) The parties hereto may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Buyer may terminate this Agreement by giving written notice to Seller and DynCorp at any time prior to the Closing in the event (i) Seller or DynCorp has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or it appears that any of the said representations or warranties are or have been inaccurate or misleading in a material respect or (ii) any act or event occurs which, had it occurred before the date of this Agreement would have constituted a breach of any of the said representations or warranties; provided, that in determining the materiality of a
misrepresentation  or  breach  of  any  such  representation   or
warranty, Buyer shall consider whether the matter misrepresented or breached is solely of a financial nature without any other material consequence for the Parent Group, Buyer or ALPHA, and if
so,   whether   a  payment  by  DynCorp  by  way   of   financial
indemnification of not more than 10% of the Purchase Price is sufficient to remedy such misrepresentation or breach in its entirety;

          (c) Buyer may terminate this Agreement by giving written notice to Seller and DynCorp at any time prior to the Closing if the Closing shall not have occurred on or before September 15, 1995 by reason of the failure of any condition precedent under
Section 7 hereof (unless the failure results primarily from Buyer
itself   breaching  any  representation,  warranty,  or  covenant
contained in this Agreement);

          (d) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect;

          (e) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to Closing if the Closing shall not have occurred on or before September 15, 1995, by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement);

          (f) Notwithstanding anything contained herein to the contrary, this Agreement shall automatically terminate if, prior to the purchase of Stock at the Closing (i) a Person or group of Persons shall have made a binding offer to complete a Specified Offer, (ii) ALPHA does not make, within five days of ALPHA's receiving notice of such third-party offer (which notice shall be made immediately), an offer which the Board of Directors of DynCorp believes, in good faith after consultation with DynCorp's outside legal and financial advisors, is at least as favorable to DynCorp's stockholders as such third-party offer and
(iii) DynCorp or Seller accepts such binding offer; provided, that if the Closing has not occurred on or prior to September 15, 1995 and a Specified Offer has been made which has not been rejected by DynCorp and Seller in writing as of such date, this Agreement shall automatically terminate on September 15, 1995;

          (g) ALPHA or DynCorp may terminate this Agreement if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions described herein and such order, decree, ruling or other action shall have become final and non-appealable.

          12.2  Effect of Termination.

          (a)  If any party terminates this Agreement pursuant to
Section 12.1 above, Escrow Agent shall be instructed to return the Deposit to ALPHA unless:

               (i) Seller terminates this Agreement pursuant to Section 12.1(d); or

               (ii) Buyer terminates this Agreement pursuant to Section 12.1(c) solely as a result of the failure of one or more of the conditions precedent set forth in Sections 7.8, 7.9 and 7.10;

          (b) If any party terminates this Agreement, DynCorp shall pay ALPHA $5,000,000 (in addition to the return of the Deposit pursuant to Section 12.2(a) above) in the event that:

               (i) Buyer terminates this Agreement pursuant  to
Section 12.1(b)(i); or

               (ii) Buyer terminates this Agreement pursuant  to
Section 12.1(c) solely as a result of the failure of one or more of the conditions precedent set forth in Sections 7.12, 7.14, 7.15, 7.16, 7.17 and 7.20.

          (c) If this Agreement is terminated in accordance with
Section 12.1(f) above (including, without limitation, the proviso set forth therein), DynCorp shall pay ALPHA $8,000,000 (in addition to the return of the Deposit pursuant to Section 12.2(a) above). In the event that (i) this Agreement is terminated in any of the circumstances described in Section 12.2(b) above, (ii) ALPHA did not receive the $8,000,000 payment described in the immediately preceding sentence of this Section 12.2(c) and (iii) DynCorp or Seller accepts, within twelve (12) months following the date of termination of this Agreement, an offer to consummate a Company Sale from a Person or group of Persons (or any of their respective Affiliates) who made a Specified Offer prior to the termination of this Agreement, DynCorp and Seller shall pay ALPHA an amount equal to $8,000,000 less the amount, if any, previously paid to ALPHA pursuant to Section 12.2(b) above (other than the Deposit).

          (d) Each of the parties hereby acknowledges that all amounts payable and any forfeiture of the Deposit under this
Section 12.2 shall constitute liquidated damages in lieu of any actual damages for termination of this Agreement.

          (e) All amounts payable hereunder shall be made promptly (but in any event within five (5) Business Days following the date of termination.

          (f) Notwithstanding the foregoing, nothing contained herein shall relieve any party hereto from liability for any claim or cause of action based on fraud (whether at common law, statutory, equity or otherwise).


13.              MISCELLANEOUS PROVISIONS.

          13.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlements, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees.

                "Aeroflot" has the meaning set forth  in  Section 6.10.

                "Affiliate" means with respect to any Person, any
other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purpose of this definition,
"control" as applied to any Person means the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

               "ALPHA Circular" means the Circular (incorporation listing particulars concerning ALPHA) required by the rules of The London Stock Exchange to be issued by ALPHA to its shareholders describing the transaction as provided for by this Agreement and (inter alia) convening the meeting of such shareholders at which a resolution is to be proposed to approve the same.

                "Benefit Plan" means, with respect to any Company any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, any holiday or vacation practice or any employee benefit plan within the meaning of
Section 3(3) of ERISA, as to which such Company has any direct or indirect, actual or contingent Liability.

                "Business Day" means a day which is not a Saturday, Sunday, or day on which banking institutions in London, England, are authorized or required by law, regulation, executive order or otherwise, to be closed.

                "Closing" means the closing of the transactions contemplated by this Agreement.

                "Closing  Date"  has  the meaning  set  forth  in Section 2.1.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Companies" means, collectively, Air Carrier Services, Inc., a Virginia corporation, DynAir Fueling Inc., a Delaware corporation, DynAir Fueling of Nevada Inc., a Nevada Corporation, DynAir CFE Services, Inc., a Delaware corporation, DynAir Technologies International, Inc., a Virginia corporation, DynAir Services Inc., a Delaware corporation, DynAir Maintenance, Inc., a New York corporation, DynCorp/DynAir Corporation, a California corporation, DAPSCO, Inc., a California Corporation, DynAir Euroservices (UK) Ltd., and DynAir Euroservices (Italia) S.p.A., the details of each of which are set forth in Schedule 5.3.

                "Company Benefit Plan" means any Benefit Plan which provides benefits with respect to current or former employees of any of the Companies.

               "Company Financial Statements" has the meaning set forth in Section 5.5(a).

                "Company  Sale"  has  the meaning  set  forth  in Section 10.4.

                "Company Services" has the meaning set  forth  in Section 5.23.

                "Confidential Information" means any information concerning the businesses or affairs of ALPHA, Buyer, any member of the Parent Group or any of their respective Affiliates that is not already generally available to the public.

                "Contracts" has the meaning set forth in  Section 5.10(b).

                "Corporate Services Agreement" has the meaning set forth in Section 6.14.

                "Deposit" means the amount of $5,000,000 as set forth in Section 1.2(b), together with interest accrued thereon under the terms of the Escrow Agreement.

               "DynAir Mexico" means DynAir de Mexico S.A de C.V.

                "DynAir  Names"  has  the meaning  set  forth  in Section 10.2.

                "DynAir  Russia"  means DynAir  Russia  Services,
Inc., a Delaware corporation and wholly owned subsidiary of DynAir Services Inc.

                "DynCorp Class C Approval" has the meaning set forth in Section 3.2.

                "DynCorp's  and  Seller's  Knowledge"  means  the
actual   knowledge  by  an  officer  or  senior  manager   having
responsibility for the relevant function of the Companies.

               "Elections" has the meaning set forth in  Section 6.13(j).

               "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial or administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

                "Equipment Leases" has the meaning set  forth  in
Section 6.14(a).

                "ERISA"  means  the Employment Retirement  Income
Security Act of 1974, as amended.

                "Escrow Agent" means Bankers Trust Company, as escrow agent under the terms of the Escrow Agreement.

                "Escrow  Agreement" has the meaning set forth  in
Section 1.2(b).

                "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                "Governmental Body" means any government entity, department, agency or political subdivision of any foreign, federal, state, local or municipal government.

                "Heller Funding Arrangements" means the funding arrangements pursuant to (i) the Equipment Funding Agreement dated as of January 20, 1995, and (ii) the Equipment Funding Agreement dated as of February 8, 1995, in each case by and among Heller Financial Leasing, Inc. and certain of the Companies.

                "HSR  Act"  has the meaning set forth in  Section 3.3.

                "Indebtedness"   means,   without   duplication,
(i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Company is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Company assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit,
(ii) indebtedness guaranteed in any manner by any Company, including guarantees in the form of an agreement to repurchase or reimburse, (iii) all present and future obligations under all leases classified as a finance lease or under Equipment Leases in respect of which obligations any Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Company assures a creditor against loss,
(iv) (other than with respect to Section 6.14(b)) any unsatisfied obligation of any Company or any of its Subsidiaries for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA, and (v) amounts paid or payable under any other transaction having the commercial effect of a borrow ing.

                "Indemnified Party" has the meaning set forth  in Section 9.4.

                "Indemnifying Party" has the meaning set forth in Section 9.4.

                "Insurance   Policies"   means   the   workers'
compensation, aviation liability and other third party policies of insurance effected by DynCorp for the benefit (among others) of the Parent Group, the details of which are set forth in
Schedule 5.22.

                "Interim Office Lease" has the meaning set forth in Section 6.14(c).

                "ISRA" means Industrial Site Recovery Act enacted by the State of New Jersey, as amended from time to time.

                "JFK  Property"  means the property  at  John  F.
Kennedy International Airport in which the Companies conduct a portion of the Business.

               "Liability" means any liability, (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, or unliquidated, and whether due or to become due), including any liability for Taxes.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

                "Location Material Adverse Effect" means any material adverse effect on the ability of any Company to conduct the Business at one or more locations at which the Company presently operates; provided, that a Location Material Adverse Effect shall not be deemed to have occurred unless such location or locations, individually or in the aggregate (i) comprised, for the fiscal year ended December 31, 1994, or (ii) could reasonably be expected to comprise in the future, in each case, five percent (5%) or more of the Companies' combined revenues, assets or earnings, determined in accordance with the accounting policies and principles used in the preparation of the Reference Balance Sheet.

                "Material Adverse Effect" means any material adverse effect upon (a) the business, assets, operations, condition (financial or otherwise) or prospects in respect of existing operations of the Parent Group taken as a whole, which could reasonably be expected to result in either (i) a decrease of 2% or more of the Companies' combined tangible net assets as set forth on the Reference Balance Sheet, or (ii) a decrease of 0.5% or more of the Companies' combined revenues or operating profit as compared to the Companies' combined revenues or operating profit for the fiscal year ended December 31, 1994, in each case determined in accordance with the accounting policies and procedures used in the preparation of the Reference Balance Sheet, or (b) the ability of Seller, DynCorp or ALPHA, as the case may be, to perform its obligations hereunder or consummate the transactions contemplated hereby.

                "Operating Leases" means (a) the Master Lease dated December 31, 1991 between DynCorp and General Electric Credit Corporation and (b) the Operating Lease dated November 4, 1987 between DynCorp and PHH FleetAmerica, Inc., the details of which are set forth on Schedule 6.14(a)(i).

                "Overlap  Period" has the meaning  set  forth  in
Section 6.13(b).

               "Parent" has the meaning set forth in the recitals hereto.

                "Parent Group" means the Parent and the Companies taken together or (as the context so requires) any of them, and references to a "member of the Parent Group" shall mean any one or more of them (as the case may be).

                "Permits"  has the meaning set forth  in  Section 5.9(b).

               "Permitted Liens" means (a) Liens disclosed on the Reference Balance Sheet or the footnotes thereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords, and like persons, all of which are not yet due and payable or are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP, (c) Liens pursuant to any operating leases of the Companies (other than the Equipment Leases), or (d) minor Liens of a character that do not substantially impair the value of the assets or properties subject thereto or interfere in any material respect with the conduct of any Company's business.

                "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government entity (or any department, agency or political subdivision thereof.)

                "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date;

               "Projections" has the meaning set forth in Section 5.5(b).

                "Proprietary Rights" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trade and corporate names, service marks, trademarks, trade dress and all goodwill associated therewith; all copyrights; all registrations and applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information, marketing and promotional materials and all other information, know-how and intellectual property rights and all tangible embodiments thereof and the benefit (and burden) of any and all licenses in connection with any of the foregoing.

                 "Receivables Program" means the arrangements pursuant to each of the Sale and Purchase Agreements by and between Dyn Funding Corporation, a Delaware corporation, and certain of the Companies, each dated as of January 1, 1992, under which each such Company sells certain accounts receivables to Dyn Funding Corporation.

                "Reference Balance Sheet" has the meaning set forth in Section 5.5(a).

                "Relative" means a natural person who is the parent, child, spouse or sibling of the natural person specified.

               "Russian Partnership" has the meaning set forth in Section 6.10.

               "Russian Restructuring" has the meaning set forth in
Section 6.10.

                "Seller Group" means any affiliated group (within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law) of which any Company is or has been a member.

                "Seller Indemnitees" has the meaning set forth in Section 9.3.

                "Specified  Offer" has the meaning set  forth  in Section 10.4.

                "Specified Properties" are the properties and locations in Reno, Nevada and Oklahoma City, Oklahoma at which the Companies conduct a portion of the Business.

                "Subsidiaries" means any Person with respect to which another specified Person (or a subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                "Tangible Net Worth" has the meaning set forth in
Section 1.3(e).

                "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, commercial rent or other tax or fee (including airport permit and port fees and Russian excess wage tax, housing and road taxes), of any kind whatsoever, including any interest, penalties or additions to tax or similar items in respect of the foregoing (whether disputed or not).

                "Tax Deficiency", for purposes of Section 5.14, shall include a reduction in any net operating losses.

                 "Tax Return" means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information and including any amendment thereof) filed or required to be filed by any Person and relating to the income, properties or operations of any member of the Parent Group or the Seller Group connection with the determination, assessment or collection of any Tax of any part or the administration of any laws, regulations or administrative requirements relating to any Tax in all cases only for any Pre-Closing Period.

                "Third Party Claim" has the meaning set forth  in Section 9.4.

                "Threshold" has the meaning set forth in  Section 9.5.

               "Vincentown Property" has the meaning set forth in
Section 6.14(f).

                "Wrightstown Property" has the meaning set forth in Section 6.14(f).

          13.2 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on (a) the date delivered if delivered in person or sent by telecopier,
(b) the first Business Day after the date it is sent by a nationally recognized courier, or (c) the third Business Day after the date it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

               If to Seller or DynCorp:

                    DynCorp
                    2000 Edmund Halley Drive
                    Reston, VA 22091-3426
                    Telecopier:    (703) 264-9199
                                   (703) 264-9147
                    Attn:  Senior Vice President and
                           General Counsel

               If to Buyer or ALPHA:

                    Alpha Airports Group Plc
                    Europa House
                    804 Bath Road
                    Cranford
                    Middlesex TW5 9US
                    Telecopier:    (44) 181-754-7603
                    Attn:  Chief Executive Officer

                    with a copies to (which shall
                      not constitute notice to Buyer or ALPHA):

                    Paisner & Co.
                    Bouverie House
                    154 Fleet Street
                    London EC4A 2DQ
                    Telecopier:    (44) 171-583-8621
                    Attn:  Keith Stella, Esq.

                    Kirkland & Ellis
                    Citicorp Center
                    153 East 53rd Street
                    New York, NY 10022-4675
                    Telecopier:    (212) 446-4900
                    Attn:  Stephen M. Zide, Esq.


      or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

          13.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflicts of laws provisions thereof.

          13.4 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and DynCorp. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          13.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          13.6 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          13.7 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

          13.8 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

          13.9 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

          13.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          13.11 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and DynCorp; provided, that Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or any Person providing financing to Buyer, its designee(s) or the Companies and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but
all   of  which  together  will  constitute  one  and  the   same
instrument.

          13.13 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          13.14 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding Business Day.


IN WITNESS WHEREOF,the parties have executed this Agreement on the date first above written.

DYNCORP  AVIATION  SERVICES, INC.

By:    D.L. Reichardt

Name:  D.L. Reichardt
Title: Vice President


DYNCORP

By:    D.L. Reichardt

Name:  D.L. Reichardt
Title: Senior Vice President


ALPHA AIRPORTS GROUP PLC

By:    P. Harrison

Name:  P. Harrison
Title: Chief Executive Officer

ALPHA US HOLDINGS, INC.

By:    P. Harrison

Name:  P. Harrison
Title: Director